OFFICE LEASE

THIS OFFICE LEASE (this “Lease”) is made and entered into as of the 3rd day of March, 2010, by and between THE TERRACES, a California limited partnership (“Landlord”), and TIX CORPORATION., a Delaware corporation (collectively "Tenant").

1.	TERMS AND DEFINITIONS».

For the purposes of this Lease, the following terms shall have the following definitions and meanings:

(a)	Address of Tenant:

Mitch Francis
Tix Corporation
12711 Ventura Boulevard, Suite 340
Studio City, California 91604

(b)	Address of Landlord:

The Terraces
c/o M. David Paul & Associates
100 Wilshire Boulevard, Suite 1600
Santa Monica, California 90401
Attention:  M. David Paul

(c)
Premises:  That certain premises commonly known as Suite 340 constituting a portion of the third (3rd) floor of the "Building" located at 12711 Ventura Boulevard, Studio City, California, approximately as shown on the floor plan attached hereto as Exhibit A and incorporated herein by this reference.

(d)
Premises Area:  Approximately three thousand nine hundred seventy (3,970) square feet of "Usable Area", constituting four thousand four hundred eighty-six (4,486)  square feet of "Rentable Area" (as such terms are hereinafter defined).

(e)	Term: Sixty (60) months commencing June 1, 2010 (the “Commencement Date”).

(f)	Monthly Base Rent:

Months	Base Rent
1-12	$12,246.78
13-24	$12,610.15
25-36	$12,984.41
37-48	$13,369.91
49-60	$13,766.97

*Subject to conditional abatement of Monthly Base Rent for the second (2nd), third (3rd) and eighth (8th) months of the Term, as provided in Section 5(a) below.

(g)	Tenant's Percentage: 6.55%.

(h)	Base Year: 2010.

(i)	Security Deposit: $13,766.97.

(j)	Permitted Use: General office use consistent with the operation of the Project as a first-class office building project, and for no other use or purpose.

(k)
Parking:  Up to thirteen (13) parking passes.  During any period in which Tenant occupies all or any portion of the Premises, Tenant shall be required to purchase six (6) parking passes for the term of the Lease.

(l)	Brokers: Worthe Real Estate Group, as Landlord’s Broker, and Lee & Associates – LA North/Ventura, Inc., as Tenant's Broker.

(m)	Guarantor: N/A.

This Section 1 represents a summary of the basic terms of this Lease.  In the event of any inconsistency between the terms contained in this Section 1 and any specific provision of this Lease, the terms of the more specific provision shall prevail.

2.	PREMISES LEASED»

.

(a) Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the Premises.  The Premises constitutes a part of the floor of the Building designated in Section 1(c), approximately as shown on the floor plan attached hereto as Exhibit A.

(b) For all purposes of this Lease, the "Usable Area" and "Rentable Area" shall be deemed to be as set forth in Article 1 above, notwithstanding any deviation in actual Usable and Rentable Area, unless the physical boundaries of the Premises and/or the Building are hereafter modified.

(c) The Premises are located in the Building which, together with its related parking facilities, are located on a certain parcel or parcels of real property (the "Site").  The Building, the Site, any and all other improvements now or hereafter situated on the Site and the "Common Areas" (as hereinafter defined) are herein collectively referred to as the "Project".  Tenant shall have the nonexclusive right to use, in common with other tenants in the Building and the Project and subject to the Rules and Regulations referred to in Section 33(a) and the provisions of Section 26 below respecting parking (including, without limitation, the parking rules and regulations referred to therein), the following areas ("Common Areas") within the Project:  (i) if and to the extent applicable, any Building common entrances, lobbies and/or restrooms, common elevators, stairways and access ways, loading docks, ramps, drives and platforms and any passageways and service ways thereto, and the common pipes, conduits, wires and appurtenant equipment serving the Premises and also other portions of the Project; and (ii) loading and unloading areas, trash areas, parking areas, roadways, sidewalks, walkways, parkways, driveways and landscaped areas and similar areas and facilities within the Project; provided, however, that notwithstanding the designation of parking areas as a part of the Common Areas pursuant hereto, nothing contained herein shall be deemed to permit Tenant’s use of such parking areas constituting a part of the Common Areas except to the extent permitted by parking passes for particular parking areas within the Project in accordance with this Lease.

(d) Landlord reserves the right from time to time:  (i) to install, use, maintain, repair and replace pipes, ducts, conduits, wires and appurtenant meters and equipment for service to other parts of the Project above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas, and to relocate any pipes, ducts, conduits, wires and appurtenant meters and equipment included in the Premises which are located in the Premises or located elsewhere outside the Premises, and to expand any building within the Project; (ii) to make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces (provided that Tenant shall remain entitled to the number of parking spaces set forth in Section 1(k) of this Lease), parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscape areas and walkways; (iii) to close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available; (iv) to add additional improvements to the Common Areas; (v) to use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project; and (vi) to do and perform such other acts and make such other changes in, to or with respect to the Common Areas, the Building or the Project as Landlord may deem to be appropriate in the exercise of its reasonable business judgment; provided, however, that Landlord shall in no event take any action pursuant hereto which would materially and adversely affect the operation of Tenant's business from the Premises without the prior consent of Tenant, which consent shall not be unreasonably withheld, conditioned or delayed.

3.	TERM; OPTION TO EXTEND »

.

(a) The term of this Lease ("Term") shall be for the period referenced in Section 1(e) above, commencing on the Commencement Date (such initial period is referred to herein as the "Initial Term"), unless this Lease is earlier terminated or the Term extended, in accordance with this Lease.  Following determination of the Commencement Date, the parties shall execute a memorandum confirming the occurrence of the Commencement Date and the date of the scheduled expiration of the Initial Term.

(b) Tenant shall have the option to extend the Term of this Lease for one (1) extended term of five (5) years (the "Extended Term"), which Extended Term shall be exercisable by Tenant's delivery to Landlord of written notice irrevocably exercising the Extended Term no earlier than nine (9) months and no later than five (5) months prior to expiration of the Initial Term; provided that (i) Tenant may not exercise such option when Tenant is in default under this Lease (after Tenant's receipt of written notice from Landlord and the expiration of any applicable cure period provided in Section 21(a) below), and (ii) Tenant may rescind its exercise of such option by written notice to Landlord no later than four (4)  months prior to expiration of the Initial Term.  The terms and conditions of this Lease shall continue in effect during such Extended Term, except (A) for terms and conditions of this Lease which are either expressly or by their operation applicable only during the Initial Term of this Lease or portions thereof, including, without limitation, the provisions of Exhibit C attached hereto, (B) that Tenant shall have no further right or option to extend the Term of this Lease beyond the Extended Term, (C) the Base Year hereunder  shall be adjusted to 2015, and (D) the Monthly Base Rent shall be adjusted as of the commencement of such Extended Term to equal ninety-five percent (95%) of the prevailing monthly fair market rental rate as of the commencement of such Extended Term (the "Fair Market Rental Rate") for tenants of premises comparable to the Premises in comparable first-class office buildings in the vicinity of the Premises ("Comparable Buildings") for periods comparable to the Extended Term (including, without limitation, consideration of such rental increases, tenant improvements, and other concessions as may be appropriate for renewal deals during such Extended Term).  Monthly Base Rent shall be increased on each yearly anniversary of the Extended Term to an amount as may be determined by the procedure set forth herein. Following Tenant's valid exercise of the option to extend granted hereby, the parties shall enter into an amendment to the Lease (the "Extension Amendment"), prepared by Landlord and subject to Tenant's reasonable approval, memorializing the terms of such extension of the Term by the Extended Term.  As used in this Lease, references to the "Term" of this Lease, shall mean the initial Term as the same may be extended by the Extended Term, as applicable, as the context may require.  The Fair Market Rental Rate for the Extended Term shall be determined as follows:

(i) Following Tenant's exercise of its option to extend the Term by the Extended Term, Landlord and Tenant shall meet and endeavor in good faith to agree upon the Fair Market Rental Rate.  If Landlord and Tenant fail to reach agreement by the date which is three (3) months prior to the commencement of the Extended Term, then, within ten (10) days thereafter, each party, at its own cost and by giving notice to the other party, shall appoint a licensed commercial real estate agent with at least seven (7) years full-time experience as a real estate agent active in leasing of commercial office buildings in the area of the Premises to appraise and set the Fair Market Rental Rate for the Extended Term.  If a party does not appoint an agent within ten (10) days after the other party has given notice of the name of its agent, the single agent appointed shall be the sole agent and shall set the Fair Market Rental Rate for the Extended Term.  If there are two (2) agents appointed by the parties as stated above, the agents shall meet within ten (10) days after the second agent has been appointed and attempt to set Fair Market Rental Rate for the Extended Term.  If the two (2) agents are unable to agree on such Fair Market Rental Rate within ten (10) days after the second agent has been appointed, they shall, within ten (10) days after the last day the two (2) agents were to have set such Fair Market Rental Rate, attempt to select a third agent who shall be a licensed commercial real estate agent meeting the qualifications stated above.  If the two (2) agents are unable to agree on the third agent within such ten (10) day period, either Landlord or Tenant may request the President of the Los Angeles County Realtors Association to select a third agent meeting the qualifications stated in this subsection.  Each of the parties shall bear one-half (1/2) of the cost of appointing the third agent and of paying the third agent's fee.  No agent shall be employed by, or otherwise be engaged in business with or affiliated with, Landlord or Tenant, except as an independent contractor.

(ii) Within thirty (30) days after the selection of the third agent, a majority of the agents shall set the Fair Market Rental Rate for the Extended Term.  If a majority of the agents are unable to set such Fair Market Rental Rate within the stipulated period of time, each agent shall make a separate determination of such Fair Market Rental Rate and the three (3) appraisals shall be added together and the total shall be divided by three (3).  The resulting quotient shall be the Fair Market Rental Rate for the Premises for the Extended Term.  If, however, the low appraisal and/or high appraisal is/are more than fifteen percent (15%) lower and/or higher than the middle appraisal, the low appraisal and/or the high appraisal shall be disregarded.  If only one (1) appraisal is disregarded, the remaining two (2) appraisals shall be added together and their total divided by two (2), and the resulting quotient shall be Fair Market Rental Rate for the Extended Term.  If both the low appraisal and the high appraisal are disregarded as stated in this subsection, the middle appraisal shall be the Fair Market Rental Rate for the Extended Term.

(iii) Each agent shall hear, receive and consider such information as Landlord and Tenant each care to present regarding the determination of Fair Market Rental Rate for the Extended Term and each agent shall have access to the information used by each other agent.  Upon determination of the Fair Market Rental Rate for the Extended Term, the agents shall immediately notify the parties hereto in writing of such determination in the manner provided in this Lease for the giving of notices to the parties hereto.

4.	DELIVERY OF POSSESSION»
.

Landlord shall deliver possession of the Premises to Tenant on the Commencement Date.  In the event that possession of the Premises is not delivered to Tenant on the Commencement Date, the Commencement Date shall be extended to the date that possession of the Premises is delivered to Tenant.  In the event that possession of the Premises is not delivered by July 30, 2010, Tenant may elect to terminate this Lease upon thirty (30) days’ notice, which notice shall be rendered ineffective if possession of the Premises is delivered within said thirty (30) day period.  The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Project were in satisfactory condition at such time, subject to Landlord’s correction of any punch-list items identified by Tenant to Landlord pursuant to Exhibit C attached hereto.  If Tenant totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Monthly Base Rent shall be abated for the period of such early occupancy.  All other terms of this Lease, however, (including, but not limited to, Tenant’s obligation to maintain all insurance required by this Lease) shall be in effect during such period.  Any such early possession shall not affect nor advance the Expiration Date of the Term.

5.	RENT; SECURITY DEPOSIT»

.

(a) Tenant agrees to pay Landlord as Monthly Base Rent for the Premises during the Initial Term the applicable Monthly Base Rent designated in Section 1(f) and during the Extended Term the Monthly Base Rent determined as set forth in Section 3(b) above.  Monthly Base Rent shall be paid monthly in advance on the first day of each and every calendar month during the Term, except that Tenant shall pay Monthly Base Rent for the first (1st) full month for which Monthly Base Rent is due under this Lease concurrently with the execution of this Lease, and except that notwithstanding anything to the contrary contained in this Lease, Tenant’s obligation for payment of Monthly Base Rent and for Parking shall be conditionally abated during the second (2nd), third (3rd) and eighth (8th) months of the Term, provided that in the event of the early termination of this Lease as a result of Tenant’s default under this Lease (which is not cured within the applicable period for cure provided under this Lease), then, in addition to all other rights and remedies of Landlord under this Lease, the amount of Monthly Base Rent and Parking theretofore so conditionally abated shall be immediately due and payable in full to Landlord.  In the event the Term of this Lease commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, then the "Rent" (as hereinafter defined) for such periods shall be prorated in the proportion that the number of days this Lease is in effect during such periods bears to the actual number of days in such month, and such Rent shall be paid at the commencement of such period.  In addition to the Monthly Base Rent, Tenant agrees to pay all other amounts required to be paid hereunder as and when same are due as hereinafter provided in this Lease.  Except as otherwise specifically provided in this Lease, Rent shall be paid to Landlord, without any prior notice or demand therefor, and without any abatement, deduction or offset whatsoever, in lawful money of the United States of America, which shall be legal tender at the time of payment, at the address of Landlord designated in Section 1(b) or to such other person or at such other place as Landlord may from time to time designate in writing.  All charges to be paid by Tenant hereunder other than Monthly Base Rent shall constitute additional rent, shall be paid in the manner provided herein and shall sometimes be collectively referred to as "Additional Rent".  Monthly Base Rent and Additional Rent are collectively referred to herein as "Rent".

(b) Tenant acknowledges that the late payment by Tenant to Landlord of any sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix.  Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any encumbrance or note secured by all or any portion of the Project.  Therefore, if Tenant fails to pay any Rent within five (5) days of the due date under this Lease for any reason, Tenant shall pay to Landlord, as Additional Rent, the sum of six percent (6%) of the overdue amount as a late charge; provided, however, that with respect to the first late charge only during each calendar year, Landlord shall be required to provide Tenant written notice and two (2) business days’ opportunity to cure, before such late charge shall be due.  All installments of Rent (other than any late charge(s)) past-due  for more than thirty (30) days shall also bear interest, as Additional Rent, at the "Interest Rate" (as hereinafter defined), from the date due until paid.  For purposes of this Lease, the "Interest Rate" shall mean the greater of (i) twelve percent (12%) per annum, or (ii) two percent (2%) per annum plus the per annum "prime rate" as then most recently published in the Wall Street Journal (or the "prime rate" as established by a comparable source as reasonably designated by Landlord if the Wall Street Journal ceases to publish a prime rate), provided that in no event shall the Interest Rate exceed the maximum rate permitted by applicable law governing interest rate restrictions.  Landlord's acceptance of any late charge or interest shall not constitute a waiver of Tenant's default with respect to the overdue amount or prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease, at law or in equity.

(c) Concurrent with the execution of this Lease, Tenant has deposited with Landlord the Security Deposit designated in Section 1(i).  Tenant hereby grants to Landlord a security interest in the Security Deposit in accordance with applicable provisions of the California Commercial Code.  The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Term hereof.  If Tenant defaults with respect to any provisions of this Lease, including but not limited to the provisions relating to the payment of Rent, Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant's default.  If any portion of the Security Deposit is so used or applied, Tenant shall, within ten (10) days after demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the then required amount.  Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such Security Deposit.  Tenant waives any rights it may have under Section 1950.7 of the California Civil Code with respect to the Security Deposit.  Within thirty (30) days following the expiration of the Term or earlier termination of this Lease and Tenant's performance of all of its obligations under this Lease, the Security Deposit or any balance thereof shall be returned to Tenant.  If Landlord sells its interest in the Project during the Term hereof and deposits with the purchaser thereof the then unappropriated funds deposited by Tenant as aforesaid, Landlord shall be discharged from any further liability with respect to such Security Deposit.

6.	OPERATING AND TAX EXPENSES»

.

(a) For the purposes of this Section 6, the following terms are defined as follows:

(i) "Tenant's Percentage" shall be that percentage set forth in Section 1(g), which percentage is the quotient of the Rentable Area of the Premises divided by the Rentable Area of the Project, and which percentage shall be subject to adjustment in the event of reduction or increase in the Rentable Area within the Premises and/or Project.

(ii) "Base Year Operating Expenses" shall mean the "Operating Expenses" (as hereinafter defined) incurred in the Base Year.

(iii) "Base Year Tax Expenses" shall mean the "Tax Expenses" (as hereinafter defined) incurred in the Base Year.

(iv) "Comparison Year" shall mean each calendar year during the Term from, including and after the Base Year.

(v) "Operating Expenses" shall consist of all costs of operation, management, ownership, maintenance and repair of the Project, as determined by accepted principles of sound accounting practice, including the following costs by way of illustration, but not limitation:  electric, water, sewer and other utility charges; accounting, legal and other consulting fees; the cost and expense of insurance for which Landlord may be responsible pursuant to this Lease, or which Landlord deems appropriate in connection with the Project; losses or costs of repair of damage not covered by insurance due to deductible amounts under such insurance policies; the cost of janitorial services (including, without limitation, required supplies, trash removal and hauling), security, and labor; utilities surcharges; expenditures required in order to comply with "Laws" (as defined in Section 7(a) below); costs incurred in the management of the Project including, without limitation, supplies, wages and salaries of employees used in the management, operation and maintenance of the Project, and payroll taxes and similar governmental charges with respect thereto, Project management office rental, and a management fee; the cost of supplies, materials, equipment and tools required in the maintenance and repair of the Project; the cost of repair and maintenance (including, without limitation, costs of rental of personal property used in maintenance) of the structural portions, vertical transportation systems, and other mechanical and utility systems of the Project and other portions of the Project to be maintained and repaired by Landlord (including, without limitation, the plumbing, heating, ventilating, air conditioning and electrical systems installed or furnished by Landlord); the costs and expenses of gardening and landscaping, maintenance of signs (other than amounts allocable to maintenance of signs identifying particular Project occupants) and all other upkeep of the Common Areas; personal property taxes levied on or attributable to personal property used in connection with the Project; reasonable audit or verification fees; and costs and expenses of general repairs and maintenance, resurfacing, painting, lighting and similar items.  In the event the Rentable Area of the Project is less than ninety-five percent (95%) occupied during the Base Year or any Comparison Year during the Term, then in calculating Operating Expenses for such year, the variable components of Operating Expenses shall be "grossed up" to reflect such amounts as would have been incurred had the Rentable Area of the Project been ninety-five percent (95%) occupied during such year.  In the event that the components of Operating Expenses during the Base Year are materially different from those in any Comparison Year, then an appropriate adjustment shall be made to the calculation of Operating Expenses for the Base Year to account for such materially different components.   By way of example, if Landlord does not maintain earthquake insurance during the Base Year, but subsequently elects to obtain such insurance, the Base Year expenses shall be appropriately adjusted as if such insurance had been maintained in the Base Year as well.  In addition, if Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant.  Operating Expenses for the Base Year shall not include market-wide cost increases due to extraordinary circumstances, including, but not limited to, Force Majeure Events, boycotts, strikes, conservation surcharges, embargoes or shortages, or amortized costs relating to capital improvements.

(vi) Notwithstanding anything to the contrary contained in this Lease, "Operating Expenses" shall not include any of the following:  (1) any ground lease rental; (2) capital expenditures to the extent the same constitute upgrades as opposed to repairs or replacements, unless required to comply with applicable Laws; (3) costs incurred for repair of damage to the Building to the extent reimbursed by insurance proceeds (or which would have been reimbursed by any insurance required to be maintained by Landlord hereunder), provided that insurance deductibles of not more than $250,000.00 in any calendar year shall be included in Operating Expenses; (4) costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements to other tenant's leased premises within the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant leasable space within the Project; (5) depreciation, amortization and interest payments, except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party's services; (6) marketing costs, including leasing commissions, attorneys' fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Project; (7) expenses in connection with services which are not available to Tenant; (8) legal fees and related expenses and legal costs incurred by Landlord (together with any damages awarded against Landlord) due to the violation by Landlord or any tenant of the terms and conditions of any lease of space in the Project; (9) overhead and profit paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Project to the extent the same exceeds the costs of such goods and/or services rendered by qualified, unaffiliated third parties on a competitive basis; (10) interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Project; (11) Landlord's general corporate overhead and general and administrative expenses not specifically incurred in the management, maintenance and operation of the Project; (12) costs incurred in correcting any non-compliance of the Project with Laws where such non-compliance was existing as of the delivery of possession of the Premises to Tenant; (13) Tax Expenses; (14) costs arising from the presence of any existing Hazardous Materials upon or beneath the Project; (15) costs arising from Landlord's gross negligence or wilful misconduct; (16) costs arising from Landlord's charitable or political contributions; and (17) costs (other than ordinary maintenance) for sculpture, paintings and other objects of art.

(vii) As used herein, the term "Tax Expenses" shall include any form of assessment, license fee, license tax, business license fee, transit tax or fee, commercial rental tax, levy, charge, penalty (other than tax penalties incurred as a result of Landlord's gross negligence, inability or unwillingness to make payments when due) tax or similar imposition, imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage, transportation or other improvement or special assessment district thereof, as against any legal or equitable interest of Landlord in the Project and the Premises, or any portion thereof, including, but not limited to, the following:

(1) any tax on Landlord's right to Rent or right to other income from the Premises or as against Landlord's business of leasing the Premises;

(2) any assessment, tax, fee, levy or charge in substitution, partially or totally, of any assessments, taxes, fees, levies and charges that may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants.  It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies and charges be included within the definition of Tax Expenses for the purposes of this Lease;

(3) any assessment, tax, fee, levy or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any gross income tax or excise tax levied by the state, city or federal government, or any political subdivision thereof, with respect to the receipt of such Rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; and

(4) any assessment, tax, fee, levy or charge upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises, or based upon a reassessment of the Project, or any portion thereof, due to a change in ownership or transfer of all or part of Landlord's interest in this Lease, the Project, or any portion thereof (except to the extent specifically excluded pursuant to clause (A) below).

Notwithstanding any provision of this Section 6 expressed or implied to the contrary, (A) Tax Expenses shall not include (I) Landlord's federal or state net income, franchise, inheritance or estate taxes, (II) tax penalties incurred as a result of Landlord's gross negligence, inability or unwillingness to make payments when due; (III) special assessments or special taxes initiated by Landlord as a means of financing improvements to the Project; or (IV) during the initial Term, any increase in Tax Expenses resulting from and sale or other transfer of Landlord’s interest in the Premises, Building, or Project; and (B) there shall be no duplication of items included in Tax Expenses and items included in Operating Expenses.  Tenant shall have such rights to reasonably contest the validity or amount of Tax Expenses as are permitted by applicable Laws, at Tenant's sole cost, and Landlord shall reasonably cooperate with Tenant in connection therewith (at no cost to Landlord), provided that no such contest shall in any manner limit Tenant's obligation to pay Tenant's Tax Expenses Excess as and when required under this Lease.

(b)   (i)           For each Comparison Year during the Term following the expiration of the Base Year, Tenant shall pay to Landlord, commencing on the first (1st) day of the thirteenth (13th) month of the Term and in the manner set forth in this Section 6(b), (1) the amount, if any, by which Tenant's Percentage of Operating Expenses for such Comparison Year increase over the Tenant's Percentage of Operating Expenses for the Base Year (the amount of such increase is referred to in this Lease as the "Tenant's Operating Expenses Excess"); plus (2) the amount, if any, by which Tenant's Percentage of Tax Expenses for such Comparison Year increase over the Tenant's Percentage of Tax Expenses for the Base Year (the amount of such increase is referred to in this Lease as the "Tenant's Tax Expenses Excess").  The sum of Tenant's Operating Expenses Excess plus Tenant's Tax Expenses Excess is referred to herein as "Tenant's Expenses Excess".  If the final Comparison Year includes time beyond the expiration of the Term or earlier termination of this Lease, the calculation of Tenant's Expenses Excess for such Comparison Year shall be equitably prorated by Landlord.

(ii)           Before or after the expiration of the Base Year, Landlord shall deliver to Tenant a statement (the "Estimate Statement") wherein Landlord shall estimate the Tenant's Expenses Excess for the initial Comparison Year (the amount of such estimated Tenant's Expenses Excess for any Comparison Year, as such estimate may be adjusted from time to time as hereinafter provided, is referred to herein as the "Estimated Excess").  If the portion of the initial Comparison Year following the expiration of the Base Year is less than a full calendar year, any Estimated Excess for such initial Comparison Year pursuant to such Estimate Statement shall be paid in equal installments on the first day of each calendar month remaining during the first Comparison Year following the expiration of the Base Year.  If the initial Comparison Year following the expiration of the Base Year is a full calendar year, then during the initial Comparison Year, and, in any event, during each Comparison Year following the initial Comparison Year, payments by Tenant of the Estimated Excess shall be made in equal monthly installments on the first day of each calendar month during the applicable Comparison Year on the basis of Landlord's most recently delivered Estimate Statement.  On or before May 1st of each Comparison Year during the Term following the initial Comparison Year, Landlord shall endeavor to deliver to Tenant an Estimate Statement of the Tenant's Expenses Excess for the then current Comparison Year.  In addition, Landlord shall have the right, not more than semi-annually, to deliver a revised Estimate Statement for a current Comparison Year, if Landlord in good faith determines that there is a material inaccuracy or omission in the then applicable Estimate Statement for such Comparison Year.  Following Landlord's delivery of such a new Estimate Statement for the current Comparison Year, Tenant shall pay to Landlord, within thirty (30) days of the delivery of such Estimate Statement, the difference between the Estimated Excess under such new Estimate Statement and the Estimated Excess under the prior Estimate Statement prorated for the then elapsed portion of the then current Comparison Year, and Tenant shall thereafter (beginning with the first calendar month following receipt of such new Estimate Statement) make monthly payments with respect to the Estimated Excess on the basis of such new Estimate Statement until Tenant's receipt of a subsequent Estimate Statement.

(iii)           On or before May 1st following each Comparison Year during the Term of this Lease, Landlord shall endeavor to deliver to Tenant a statement ("Actual Statement") which states the actual Tenant's Percentage of Operating Expenses and the actual Tenant's Percentage of Tax Expenses for such preceding Comparison Year.  If the Actual Statement reveals that the actual Tenant's Expenses Excess for such preceding Comparison Year exceeds the total amount of Tenant's payments of Estimated Excess for such preceding Comparison Year, Tenant shall pay Landlord the difference in a lump sum within thirty (30) days of receipt of the Actual Statement.  If the Actual Statement reveals that the actual Tenant's Expenses Excess for such preceding Comparison Year is less than the total amount of Tenant's payments of Estimated Excess for such preceding Comparison Year, Landlord shall credit such overpayment toward Tenant's Rent obligations next coming due under this Lease.

(iv)           Any delay or failure by Landlord in delivering any Estimate Statement or Actual Statement pursuant to this Section 6(b) shall not constitute a waiver of its right to require Tenant's payment of Tenant's Expenses Excess nor shall it relieve Tenant of its obligations pursuant to this Section 6.

(v)           In the event the Term has expired and Tenant has vacated the Premises, at such time as the final determination has been made regarding Tenant's Percentage of Operating Expenses and Tenant's Percentage of Tax Expenses for the Comparison Year in which this Lease terminated (which determination shall be timely made), Tenant shall, within thirty (30) days following receipt of the Actual Statement for such final Comparison Year, pay any amounts due as a result of the actual Tenant's Expenses Excess for such Comparison Year exceeding Estimated Excess paid with respect thereto and, conversely, any overpayment made in the event the actual Tenant's Expenses Excess for such Comparison Year are less than Estimated Excess paid with respect thereto shall be remitted to Tenant by Landlord concurrently with Landlord's delivery of the Actual Statement for such final Comparison Year.  Nothing contained in this Section 6 shall in any manner result in a decrease in Monthly Base Rent.  Further, in the event that Operating Expenses for any Comparison Year are less than Operating Expenses for the Base Year and/or Tax Expenses for any Comparison Year are less than Tax Expenses for the Base Year, Tenant shall not receive a credit against any Rent payable hereunder.

7.	USE»

.

(a) Tenant shall use the Premises for the use or uses set forth in Section 1(j) above, and shall not use or permit the Premises to be used for any other purpose whatsoever.  Tenant shall use and occupy the Premises in compliance with all applicable federal, state and local laws, codes, rules, ordinances, statutes and other requirements (collectively, "Laws") (which Laws shall include, without limitation, the Americans with Disabilities Act of 1990, applicable fire-life safety codes of the City of Los Angeles and requirements imposed in connection with the development or occupancy of the Building, including, without limitation, participation in any transportation management programs and compliance with applicable air quality/trip reduction requirements), and shall, upon written notice from Landlord, discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of applicable Laws.  Tenant shall make any and all alterations or improvements to the Premises required to comply with applicable Laws; except that Tenant shall not be required to make structural alterations or improvements to the Premises required to comply with applicable Laws unless such compliance is necessitated by Tenant's particular use of, or Alterations to, the Premises.  Tenant shall comply with all rules, orders, regulations and requirements of any insurance authority having jurisdiction over the Project or any present or future insurer relating to the Premises or the Project.  Tenant shall promptly, upon demand, reimburse Landlord for any additional premium charged for any existing insurance policy or endorsement required by reason of Tenant's failure to comply with the provisions of this Section 7 or by reason of Tenant's use or occupancy of the Premises.  Tenant shall not do or permit anything to be done in or about the Premises which will in any manner obstruct or interfere with the rights of other tenants or occupants of the Project, or injure them, or use or allow the Premises to be used for any unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises.  Tenant shall not commit or suffer to be committed any waste in or upon the Premises and shall keep the Premises in first class repair and appearance.  Tenant shall not use all or any part of the Premises for any medical or dental uses.  Tenant shall not place a load upon the Premises exceeding the average pounds of live load per square foot of floor area specified for the Building by Landlord's architect, with the partitions to be considered a part of the live load.  Landlord reserves the right to prescribe the weight and positions of all safes, files and heavy equipment which Tenant desires to place in the Premises so as to distribute properly the weight thereof.

(b)  »

(i)   (i)           To Landlord’s actual knowledge, as of the delivery of possession of the Premises to Tenant, no portion of the Project shall be in violation of any applicable Laws respecting “Hazardous Materials” (as hereinafter defined).  In the event that following the delivery of possession of the Premises, it is determined that any portion of the Project was, as of the delivery of possession of the Premises, in violation of applicable Laws respecting Hazardous Materials and the same has a material and adverse affect upon the operation of Tenant’s business from the Premises, then Landlord shall promptly thereafter cause the remediation of the same so as to cure such material and adverse affect.

(ii) Except general office supplies typically used in an office area in the ordinary course of business, such as copier toner, liquid paper, glue, ink, and cleaning solvents, for use in the manner for which they were designed, in such amounts as may be normal for the office business operations conducted by Tenant in the Premises, neither Tenant nor any subtenant nor any of their respective employees, agents, representatives, contractors, licensees or invitees, shall use, handle, store or dispose of any Hazardous Materials in, on, under or about the Premises, the Building or the Project.  In the event of a breach of the covenant contained in the immediately preceding sentence, or in the event Hazardous Materials are otherwise caused to be located in, on, under or about the Premises, Building or Project by Tenant, any of its subtenants, or any of their respective employees, agents, representatives, contractors, licensees or invitees, Tenant shall be solely responsible for and shall indemnify, defend and hold Landlord harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities and losses (including, without limitation, diminution in valuation of the Premises, Building or Project, and sums paid in settlement of claims and for reasonable attorneys' fees, consultant fees and expert fees) which arise during or after the Term as a result of any contamination directly or indirectly arising from the activities which are the basis for such breach.  This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work.  Tenant shall promptly take all actions, at its sole cost and expense, as are necessary to return the Premises, Building and/or Project to the condition existing prior to the introduction of any such Hazardous Materials, provided Landlord's approval of such actions shall first be obtained and Tenant shall fully cooperate in connection with any such clean-up, restoration or other work, at Tenant's sole cost and expense.  Furthermore, Tenant shall immediately notify Landlord of any inquiry, test, investigation or enforcement proceeding by or against Tenant or the Premises concerning the presence of any Hazardous Materials.  Tenant acknowledges that Landlord, at Landlord's election, shall have the sole right, at Tenant's expense, to negotiate, defend, approve and appeal any action taken or order issued by any governmental authority with regard to any Hazardous Materials contamination which Tenant is obligated hereunder to remediate.  The covenants of Tenant under this Section 7(b)(ii) shall survive the expiration of the Term or earlier termination of this Lease.

(iii) "Hazardous Materials" shall mean asbestos, petroleum fuel, natural gas or any fraction thereof, and any hazardous or toxic substance, material or waste which is or become regulated by any local governmental authority, the State of California or the United States Government, including, but not limited to, any material or substance defined as a "hazardous waste," "extremely hazardous waste," "restricted hazardous waste," "hazardous substance," "hazardous material" or "toxic pollutant" under state or federal laws, statutes or regulations, including, without limitation, the California Health and Safety Code and/or under the Comprehensive Environmental Response, Compensation and Liability Act, 42. U.S.C. §9601, et seq.

8.	TAXES ON TENANT'S PROPERTY».

  Tenant shall be liable for and shall pay, before delinquency, all taxes levied against any personal property and/or trade fixtures placed by Tenant in or about the Premises, and all real property taxes on the value of any Tenant Improvements and Alterations in the Premises in excess of Twenty-Five Dollars ($25.00) per square foot of Usable Area in the Premises.  If any such taxes on Tenant's personal property, trade fixtures, Alterations and/or Tenant Improvements are levied against Landlord or Landlord's property or if the assessed value of the Premises or the Project is increased by the inclusion therein of a value placed upon such personal property, trade fixtures, Alterations and/or Tenant Improvements, Tenant shall pay the amount thereof as invoiced to Tenant by Landlord within thirty (30) days following receipt of such invoice together with reasonable evidence of such allocation.

9.	CONDITION OF PREMISES».

  Tenant acknowledges that except as specifically otherwise provided in this Lease and subject to express Landlord's representations, warranties and covenants set forth in this Lease, (i) the lease of the Premises by Tenant pursuant hereto shall be on an "as is" basis, (ii) neither Landlord nor any employee, representative or agent of Landlord has made any representation or warranty with respect to the Premises or any other portion of the Project, and (iii) except as specifically otherwise provided in Exhibits C and  C-1 of this Lease, Landlord shall have no obligation to improve or alter the Premises or Project for the benefit of Tenant.

10.	ALTERATIONS»

.

(a) Tenant shall not make or allow to be made any alterations, additions or improvements (collectively, any "Alterations") in or to the Premises during the Term without obtaining Landlord's prior written consent (which consent shall not be unreasonably withheld or delayed); except, however, that Tenant may make interior, non-structural Alterations to the Premises costing less than Fifteen Thousand Dollars ($15,000.00) per work of Alterations and not (i) requiring the demolition of any existing improvements or (ii) affecting the roof, mechanical or utility systems serving the Premises or the exterior appearance of the Building, without Landlord's prior consent but upon at least ten (10) days prior written notice to Landlord.  Any request for consent to Alterations requiring consent shall be accompanied by two (2) complete sets of plans and specifications for the proposed Alterations suitable for submission to Landlord's architect for evaluation and a statement of the identity of the contractor who will perform such Alterations.  If Landlord's consent is required for any Alterations, Tenant shall pay all reasonable out-of-pocket costs incurred by Landlord in the evaluation of the plans and specifications, including, but not limited to, Landlord's general contractor's, architects' and engineers' fees.  Landlord shall have the right to require that any and all Alterations work (except for such interior, non-structural Alterations to the Premises costing less than Fifteen Thousand Dollars ($15,000.00) per work of Alterations) be performed by Landlord's designated contractors and subcontractors, or (if Landlord does not so require that such work be performed by Landlord's designated contractors and subcontractors), Landlord shall have the right to approve the contractor and subcontractors performing such Alterations, such approval not to be unreasonably withheld or delayed (provided that in any event Building standard subcontractors shall be used for work on Building roof, exterior, mechanical and utility systems), and Landlord shall have the right to require that Tenant furnish assurances satisfactory to Landlord that all contractors and subcontractors who will perform such work have in force workers' compensation and such other employee and comprehensive general liability insurance in accordance with the standards set forth in Section 17(a) (but with a liability limit of not less than One Million Dollars ($1,000,000.00)), and such other insurance as Landlord reasonably deems necessary to supplement the insurance coverage provided for in Section 17(a).  All Alterations work to be performed by Tenant in the Premises requiring the consent of Landlord pursuant hereto, including the delivery, storage and removal of materials, shall be scheduled through and be subject to the reasonable supervision of Landlord, and shall be performed in accordance with any reasonable conditions or regulations imposed by Landlord.  All Alterations work (whether or not Landlord's consent is required therefor) shall be completed in a good and workmanlike manner and in accordance with all applicable Laws.  All Alterations requiring Landlord's consent shall be completed in accordance with the approved plans and specifications therefor.  Promptly following the completion of any Alterations where the preparation of "as-built" plans would be customary for the particular Alterations work performed, Tenant shall deliver to Landlord the "as built" plans and specifications (including all working drawings) for such Alterations.  Promptly following the completion of any Alterations for which any governmental permit, approval or sign-off is required under applicable Laws, Tenant shall deliver to Landlord a copy of signed-off permits, inspection cards or other documentation, if any is available given the nature of the Alterations work performed, evidencing governmental approval of completion of the work.  Promptly following the completion of any Alterations requiring Landlord's consent, Tenant shall cause to be recorded in the Office of the County Recorder of Los Angeles County a Notice of Completion in accordance with Section 3093 of the California Civil Code or any successor statute with respect to the work, and deliver a copy thereof to Landlord.  Any supervision by Landlord of such Alterations shall in no event constitute Landlord's approval of the work so performed, nor shall Landlord be responsible for or have any liability with respect to such supervision or work.  Copies of required building permits or authorizations shall be obtained by Tenant at its expense and Tenant shall furnish copies of same to Landlord.  The construction of the Tenant Improvements shall be governed by Exhibit C to this Lease and the Tenant Improvements shall not be deemed to constitute Alterations for purposes of this Lease.

(b) Any mechanics' liens filed against the Premises or against the Building or the Project for work claimed to have been done for, or materials claimed to have been furnished to, Tenant will be discharged by Tenant, by bond or otherwise, within thirty (30) days after the filing thereof, at Tenant's sole cost and expense.  All Alterations upon the Premises shall, unless Landlord elects otherwise by written notice to Tenant at the time of Landlord’s approval of Tenant's Alterations, become the property of Landlord upon the expiration of the Term or earlier termination of this Lease, and shall remain upon and be surrendered with the Premises, as part thereof, at the expiration of the Term or earlier termination of this Lease.  If Landlord requires Tenant to remove any Alterations, Tenant, at its sole cost and expense, agrees to remove the identified Alterations on or before the expiration of the Term or earlier termination of this Lease and repair any damage to the Premises caused by such removal (or, at Landlord's option, Tenant agrees to pay to Landlord Landlord's reasonable estimate of the costs of such removal and repair prior to such expiration or termination).

(c) The initial Tenant Improvements made pursuant to this Lease shall be the sole property of Landlord and shall not be removed by Tenant from the Premises.  Notwithstanding the foregoing, all articles of personal property and all business and trade fixtures (which are susceptible of removal without material damage to the Premises or which are not permanently affixed to the Premises), machinery, equipment, furniture and removable partitions owned by Tenant or installed by Tenant at its expense in the Premises shall be and remain the sole property of Tenant and may be removed by Tenant at any time during the Term of this Lease and shall be removed by Tenant prior to the expiration of the Term or earlier termination of this Lease, provided that Tenant shall at its sole expense repair any damage caused by such removal.  If Tenant shall fail to remove all of its property from the Premises upon the expiration of the Term or earlier termination of this Lease for any cause whatsoever, Landlord may, at its option, either treat such property as being conveyed to Landlord in which case the same shall automatically and without further action be deemed to be the sole property of Landlord, or remove the same in any manner that Landlord shall choose, and store or dispose of said property without liability to Tenant for loss thereof, and Tenant agrees to pay to Landlord upon demand any and all expenses incurred in such removal, including court costs, reasonable attorneys' fees and storage charges on such property for any length of time that the same shall be in Landlord's possession.  In the alternative, Landlord may, at its option, sell said property, or any of the same, in such manner as Landlord determines to be appropriate in Landlord's reasonable business judgment, for such prices as Landlord may obtain and apply the proceeds of such sale to any amounts due under this Lease from Tenant to Landlord and to the expense incident to the removal and sale of such property.  Tenant waives the benefit of any statutory provisions governing the treatment by a landlord of a tenant's personal property left in leased premises following the expiration of the lease, in the event Tenant fails to remove all of its property from the Premises upon the expiration of the Term or earlier termination of this Lease, the parties hereby agreeing that the provisions of this Lease constitute the express agreement of the parties with respect thereto and are intended to govern such situation.

11.	REPAIRS»

.

(a) From and after delivery of possession of the Premises to Tenant, Tenant shall keep, maintain and preserve the Premises in a first class condition and repair, and shall, as and when needed, at Tenant's sole cost and expense, make all repairs to the Premises and every part thereof (other than elements of the Premises to be maintained and repaired by Landlord pursuant to this Lease) and all personal property, trade fixtures and equipment within the Premises.  Subject to the provisions of Section 10(c) above, upon the expiration of the Term or sooner termination of this Lease, Tenant shall surrender the Premises to Landlord in the same condition as when received, as improved by the Tenant Improvements, excepting permitted Alterations which Tenant is not required to remove pursuant to Section 10(b) above, reasonable wear and tear, casualty damage governed by Section 18 below, and damage which Landlord is obligated to repair under this Lease.

(b) Landlord shall keep, maintain and preserve in first-class condition and repair, the roof, structure and foundation, integrated Building utility and mechanical systems, parking facilities and other Common Areas of the Project, provided that to the extent such maintenance and/or repair work is (i) attributable to items installed in Tenant's Premises which are above standard interior improvements (such as, for example, custom lighting, special HVAC and/or electrical panels or systems, kitchen or restroom facilities and appliances constructed or installed within Tenant's Premises), (ii) attributable to the installation, as a part of the Tenant Improvements, Tenant's Alterations or Tenant's trade fixtures, of items which are less than first-class in quality, workmanship or manner of installation, and/or (iii) necessitated by the negligence or wilful misconduct of Tenant or any of the "Tenant Parties" (as hereinafter defined), then Tenant shall pay to Landlord the cost of such maintenance and/or repairs.  Landlord shall not be liable for any failure to make any such repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need for such repairs or maintenance is given to Landlord by Tenant.  Subject to the provisions of Sections 14(d), 18 and 19 below, there shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Project or the Premises or in or to fixtures, appurtenances and equipment therein.  Tenant waives the right to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect (including, without limitation, Sections 1941 and 1942 of the California Civil Code).

12.	LIENS».

  Tenant shall not permit any mechanics', materialmen's or other liens to be filed against the Project nor against Tenant's leasehold interest in the Premises on account of any work performed by or on behalf of Tenant or its employees, agents, invitees or contractors.  Landlord shall have the right at all reasonable times to post and keep posted on the Premises any notices which it deems necessary for protection from such liens.  If any such liens are filed and are not discharged by Tenant (by bonding or otherwise) within thirty (30) days following receipt of notice thereof from Landlord), Landlord may, without waiving its rights and remedies based on such breach by Tenant and without releasing Tenant from any of its obligations, cause such liens to be released by any means it shall deem proper, including payment in satisfaction of the claim giving rise to such liens.  Tenant shall pay to Landlord at once, as Additional Rent, upon notice by Landlord, any sums paid by Landlord to remove such liens.

13.	ENTRY BY LANDLORD».

  Landlord and its employees, agents, representatives, consultants and/or contractors shall have the right from time to time without notice to Tenant (although Landlord shall use reasonable efforts to provide Tenant with such prior oral or written notice as is reasonably practicable under the circumstances, except in the event of an emergency or for scheduled provision of services to the Premises) to enter the Premises to inspect the same, to supply any service to be provided by Landlord to Tenant hereunder, to show the Premises to prospective purchasers, encumbrancers or tenants, to post notices of non-responsibility, to alter, improve or repair the Premises or any other portion of the Building, all without being deemed guilty of any eviction of Tenant and without abatement of Rent (subject to the provisions of Section 14(d) below), and may, in order to carry out such purposes, erect scaffolding and other necessary structures where required by the character of the work to be performed.  Landlord shall use reasonable efforts to minimize any interference with the operation of Tenant's business from the Premises resulting from any such entry (except in the event of an emergency).  Subject to the provisions of Section 14(d) below, Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss in, upon and about the Premises or the Project.  Landlord shall at all times have and retain a key with which to unlock all doors to and in the Premises.  In the event of an emergency, Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in order to obtain entry to the Premises.  Any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not be construed or deemed to be a forcible or unlawful entry into the Premises, or an eviction of Tenant from the Premises or any portion thereof.  It is understood and agreed that no provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations, except as otherwise expressly agreed herein by Landlord.

14.	UTILITIES AND SERVICES»

.

(a)  »

(i) (i)           Tenant shall be permitted access to the Premises and parking facilities serving the Premises during the Term on a twenty-four (24) hours per day, seven (7) days per week basis.

(ii) The Premises shall be furnished heating, ventilation and air conditioning ("HVAC"), at comfortable temperatures consistent with the operation of comparable first-class office buildings in the vicinity of the Building ("Comparable Buildings") during the hours of 8:00 a.m. to 6:00 p.m. Monday through Friday, and (if requested by Tenant in writing at least one (1) business day in advance) 9:00 a.m. to 1:00 p.m. on Saturday, excluding Holidays (such hours are collectively referred to herein as "Building Hours").  As used herein, "Holidays" shall include New Year's Day, Washington's Birthday (observed), Memorial Day, Independence Day, Labor Day, Thanksgiving and Christmas and any other national or state holiday customarily recognized by operators of Comparable Buildings.  If requested by Tenant in writing at least one (1) business day in advance, HVAC service shall be provided to the Premises other than during Building Hours (for a minimum period of three (3) consecutive hours at a time), provided that Tenant shall pay to Landlord for each such hour of HVAC service during non-Building Hours, the then prevailing charge by Landlord for such service, which is currently $55.00 per hour.  Amounts payable by Tenant hereunder shall be paid as additional rent within fifteen (15) days following Tenant's receipt of Landlord's billing therefor.  Tenant agrees to reasonably cooperate with Landlord, and to abide by all reasonable regulations and requirements which Landlord may prescribe for the proper function and protection of the Building HVAC system.  Tenant agrees not to connect any apparatus, device, conduit or pipe to the Building chilled and hot water air conditioning supply lines.  Tenant further agrees that neither Tenant nor its servants, employees, agents, visitors, licensees or contractors shall at any time enter mechanical installations or facilities of the Building or Project or unreasonably tamper with, touch or otherwise affect said installations or facilities.  The cost of maintenance and service calls to adjust and regulate the HVAC system shall be charged to Tenant if the need for maintenance work results from either Tenant's unreasonably tampering with room thermostats, defects in the HVAC system as installed by Tenant, or Tenant's failure to comply with its obligations under this Section 14, or Tenant's heat or cold generation in excess of that which is customary for general office use.

(iii) The Premises shall be furnished electric power sufficient to accommodate a conventional office tenant.  Any additional electrical power which Landlord is able to make available to the Premises at Tenant's request shall be subject to Tenant's reimbursement of Landlord's reasonable costs (including, without limitation, administrative and overhead costs) of providing such additional electrical power (including, without limitation, if applicable, costs of installing facilities sufficient to provide such additional electrical power), which amount shall be paid to Landlord as additional rent within thirty (30) days following Tenant's receipt of Landlord's billing therefor.  Tenant agrees not to connect any apparatus or device with wires, conduits or pipes, or other means by which such services are supplied, for the purpose of using amounts of such services in excess of the capacity within the Premises without the written consent of Landlord.  Notwithstanding anything to the contrary contained in this Lease, in the event Tenant operates equipment requiring electrical usage in excess of that which is customary for the operation of standard general office use equipment, at Landlord's option, costs allocable to such non-Building Hours electrical use and/or excess electrical use (as equitably determined by Landlord) shall be reimbursed by Tenant to Landlord, as additional rent, on a monthly or other periodic basis as reasonably determined by Landlord, within fifteen (15) days following Landlord's submission to Tenant of an invoice therefor.

(iv) The Premises shall be provided with water for drinking fountain, HVAC and, if applicable, restroom and/or kitchen uses.

(v) Landlord shall provide janitor service to the Premises after or before Building business hours on a five (5) days per week basis, excluding Holidays.  Tenant shall pay to Landlord, as additional rent within fifteen (15) days following receipt of invoice therefor from Landlord, the cost of (1) any extra janitorial service required due to the nature of Tenant's improvements, Alterations, fixtures and/or personal property being other than that which is customary for general office use, and/or (2) the removal of any of Tenant's refuse and rubbish to the extent that the same significantly exceeds the refuse and rubbish usually attendant upon the use of the Premises for general office use.

(vi) Landlord shall provide certain Project security services, which may include, without limitation, during weekday Building Hours, a receptionist located at office of the Building to monitor the security cameras throughout the Project, and evening guard service to monitor the exterior areas of the Project.  Tenant, at its own cost may provide any additional security services required for Tenant's Premises.

(b) In the event that Tenant desires any other service in amounts exceeding the services described herein as reasonably determined by Landlord, Tenant shall pay Landlord the actual out of pocket costs of providing such additional services, plus a reasonable administrative fee, as Additional Rent.

(c) Except as provided in Section 14(d) below, Landlord's failure to furnish any of such utilities and services, whether caused by accident, breakage or repairs, strikes, lockouts or other labor disturbances or labor disputes of any such character, governmental regulation, moratorium or other governmental action, inability despite the exercise of reasonable diligence to obtain such utilities or services or otherwise shall not result in any liability to Landlord nor shall Tenant be entitled to any abatement or reduction of Rent, nor shall Landlord be deemed to have evicted Tenant, nor shall Tenant be relieved from the performance of any covenant, obligation or agreement in this Lease because of any such failure.  In the event of any stoppage or interruption of services or utilities, Landlord shall use reasonable diligence to attempt to resume such services or utilities.

(d) Notwithstanding anything to the contrary contained in this Lease, during the Term of the Lease, if Tenant is actually prevented from using all or a material portion of the Premises as a result of (i) an interruption in essential utility services to the Premises which is the fault of Landlord or Landlord's employees, agents or contractors, or (ii) Landlord's actions in entering upon the Premises (other than in exercising any remedy or curing any Tenant failure to perform in accordance with this Lease), and which prevention from use is not cured by Landlord within five (5) consecutive business days following Landlord's receipt of written notice thereof from Tenant stating Tenant's intent to receive an abatement, then Monthly Base Rent and Tenant's obligation for payment of Tenant's Expenses Excess shall thereafter be equitably abated based upon the portion of the Premises which Tenant is so prevented from using and Tenant's obligation for payment of parking fees shall also be abated based upon the reduction in use of parking attributable to such prevention from use of all or a portion of the Premises, until and to the extent that Tenant is no longer so prevented from using such portion of the Premises as a result of the applicable item described in clause (i) or (ii) above.  Notwithstanding the foregoing, the provisions of Section 18 below and not the provisions of this subsection (d) shall govern in the event of casualty damage to the Premises or Project and the provisions of Section 19 below and not the provisions of this subsection (d) shall govern in the event of condemnation of all or a part of the Premises or Project.

15.	INDEMNIFICATION.

  Tenant shall be liable for, and agrees, to the maximum extent permissible under applicable Laws, to promptly indemnify, defend and hold harmless Landlord, its affiliated entities and their respective members, partners, officers, directors, employees, agents, successors and assigns (collectively, the "Landlord Indemnified Parties"), from and against, any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs, including, without limitation, reasonable attorneys' fees and expenses (collectively, "Indemnified Claims"), arising or resulting from (i) any act or omission of Tenant, its subtenants and/or assignees and their respective agents, employees, representatives, licensees, contractors and/or invitees (collectively, the "Tenant Parties"); (ii) the use of the Premises and Common Areas, conduct of Tenant's business by Tenant or any Tenant Parties, or any other activity, work or thing done, permitted or suffered by Tenant or any Tenant Parties, in or about the Premises, or done or permitted by Tenant or any Tenant Parties in or about the Building or elsewhere within the Project; and/or (iii) any default by Tenant of any obligations on Tenant's part to be performed under the terms of this Lease.  In case any action or proceeding is brought against Landlord or any Landlord Indemnified Parties by reason of any such Indemnified Claims, Tenant, upon notice from Landlord, agrees to promptly defend the same at Tenant's sole cost and expense by counsel approved in writing by Landlord, which approval shall not be unreasonably withheld.  The provisions of this Section 15 shall survive the expiration of the Term or sooner termination of this Lease.

16.	DAMAGE TO TENANT'S PROPERTY AND WAIVER».

  Notwithstanding anything contained in this Lease to the contrary, subject to the provisions of Section 14(d), Landlord or its agents and employees shall not be liable for (a) loss or damage to any property by theft or otherwise, or (b) any injury or damage to person or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or from pipes, appliances or plumbing work therein or from the roof, street, sub-surface or from any other place or resulting from dampness or any other cause whatsoever, except to the extent (i) resulting from the gross negligence or wilful misconduct of Landlord or its contractors, agents, servants or employees or breach of this Lease by Landlord and (ii) not covered by the insurance maintained by Tenant (or which would not have been so covered if Tenant had maintained the insurance required to be maintained by Tenant pursuant to this Lease).  Landlord or its agents shall not be liable for interference with light or other similar intangible property interests.  Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or the Building, and of defects therein or in the fixtures or equipment located therein.

17.	INSURANCE»

.

(a) Tenant shall, during the Term hereof, at its sole cost and expense, keep in full force and effect the following insurance:

(i) All Risk insurance (including a vandalism and malicious mischief endorsement and sprinkler leakage coverage) upon all of Tenant's personal property, trade fixtures, furniture and equipment in the Premises, in an amount not less than one hundred percent (100%) of the full replacement cost thereof.

(ii) Commercial general liability insurance coverage, including personal injury, bodily injury, broad form property damage, automobile, Premises operations hazard, contractual liability (covering the indemnity contained in Section 15), and products and completed operations liability, with a combined single limit of not less than Two Million Dollars ($2,000,000.00).  Such insurance shall name Tenant as named insured thereunder and shall name Landlord and such of Landlord's Lienholders and ground lessors as are designated by Landlord, each as additional insureds thereunder, all as their respective interests may appear, shall contain a cross liability endorsement, and shall be primary and non-contributing with respect to any insurance maintained by Landlord.  Such liability insurance shall insure Tenant and each additional insured for (1) the actions of Tenant and/or any of Tenant's employees, agents, representatives, contractors and/or invitees, (2) Alterations to, and occurrences in, the Premises, and (3) the use or operation of the Premises.  Landlord shall have the right, from time to time, to require an increase in such liability insurance limit if consistent with then standard industry practices for prudent risk management by a tenant of comparably-sized premises within Comparable Buildings.

(iii) Workers' Compensation and Employer's Liability Insurance in form and amounts as required by applicable law.

(iv) Any other form or forms of insurance as Landlord and Landlord's Lienholders may reasonably require from time to time, in form, in amounts, and for insurance risks against which a prudent tenant of a comparable size and in a comparable business would protect itself given the economic feasibility of such insurance and consistent with then industry standards for prudent risk management by tenants of comparably-sized premises in Comparable Buildings.

The minimum limits of insurance set forth in this Section 17(a) are not intended to limit the liability of Tenant under this Lease.  Notwithstanding any provision of this Lease to the contrary, the obligations of Tenant to provide increased or new insurance under Sections 17(a)(ii) and (iv) above, shall be limited to the extent the same is then customarily provided by comparable tenants of comparably sized premises and having a comparable use in Comparable Buildings and is then reasonably available on a commercially reasonable basis at a reasonable cost.  All policies of insurance maintained by Tenant under this Section 17(a) shall be taken out with insurance companies holding a General Policyholders Rating of "A-" and a Financial Rating of "VIII" or better, as set forth in the most current issue of Best's Insurance Reports.  As soon as practicable after the placing of the required insurance, but prior to the date Tenant takes possession of all or part of the Premises, Tenant shall deliver to Landlord certificates evidencing the existence of the amounts and forms of coverage required hereunder.  No such policy shall be cancelable or reducible in coverage except after at least thirty (30) days prior written notice to Landlord.  Tenant shall, within thirty (30) days prior to the expiration of such policies, furnish Landlord with certificates of renewals or binders thereof; provided that if Tenant fails to furnish the same, Landlord may, following ten (10) days' notice to Tenant, order such insurance and charge the reasonable cost thereof to Tenant.  If Landlord obtains any insurance that is the responsibility of Tenant under this Section 17(a), Landlord shall deliver to Tenant a written statement setting forth the cost of any such insurance and showing in reasonable detail the manner in which it has been computed and Tenant shall promptly remit said amount to Landlord, as additional rent.  Tenant may satisfy its insurance obligations under this Lease by blanket, umbrella and/or, as to liability coverage in excess of One Million Dollars ($1,000,000), excess liability coverage, so long as the coverage afforded under the applicable policy is not reduced or diminished as a result thereof.

(b) During the Term, Landlord shall carry the following insurance:

(i) All Risk insurance (including a vandalism and malicious mischief endorsement and sprinkler leakage coverage, and also covering such other risks as Landlord or Landlord's lender may require) upon the Project (but excluding any property which Tenant is obligated to insure under Sections 17(a) above) in an amount not less than ninety percent (90%) of the full replacement cost thereof (excluding footings, foundations and excavation), and including commercially reasonable rental loss coverage for losses covered by such insurance policy.  Such insurance policy shall include coverage of the Tenant Improvements (as modified from time to time by Tenant's Alterations) and the parties shall reasonably cooperate to allow for proper valuation thereof for insurance purposes; provided, however, that the cost of such insurance allocable to Tenant Improvements (as modified from time to time by Alterations) in the Premises in excess of Twenty-Five Dollars ($25.00) per square foot of Usable Area (as reasonably determined by Landlord) shall not be included in Operating Expenses, but instead shall be reimbursed by Tenant to Landlord, as Additional Rent, within thirty (30) days following Landlord's submission to Tenant of a statement therefor together with a calculation of the amount of such costs.  Such insurance policy or policies shall name Landlord as a named insured.  The deductible under the All Risk policy shall not exceed such amount as Landlord determines to be appropriate given prudent risk management practices.

(ii) Commercial general liability insurance coverage, including personal injury, bodily injury, broad form property damage, automobile, Premises operations hazard, contractual liability (covering the indemnity contained in Section 15), and products and completed operations liability, with a combined single limit of not less than Five Million Dollars ($5,000,000.00).

Landlord may satisfy its insurance obligations under this Lease by blanket, umbrella and/or, as to liability coverage in excess of One Million Dollars ($1,000,000), excess liability coverage, so long as the coverage afforded under the applicable policy is not reduced or diminished as a result thereof.

(c) Other than as customary for general office use, Tenant will not keep or use, sell or offer for sale, in or upon the Premises any article which may be prohibited by any insurance policy then in force covering the Building or the Project.  If Tenant's occupancy or business in or upon the Premises, whether or not Landlord has consented to the same, includes such extraordinary activities for a first-class office building that the same results in any increase in premiums for the insurance periodically carried by Landlord with respect to the Building or the Project, Tenant shall pay as Additional Rent any such increase in premiums within thirty (30) days after being billed therefor by Landlord.  In determining whether increased premiums are a result of a change in Tenant's use of the Premises, a schedule issued by the organization computing the insurance rate on the Project showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up such rate.

(d) All policies of property damage insurance required hereunder shall include a clause or endorsement denying the insurer any rights of subrogation against the other party to the extent rights have been waived by the insured before the occurrence of injury or loss, if same are obtainable without unreasonable cost.  To the extent such a waiver of subrogation is obtainable, neither Landlord nor Tenant shall be liable to the other for any damage caused by fire or any of the risks insured against or required to be insured against under any insurance policy required by this Lease.  Landlord and Tenant waive any rights of recovery against the other for injury or loss due to risks covered by or required to be covered by such policies of property damage insurance containing such a waiver of subrogation clause or endorsement to the extent insurance proceeds cover the injury or loss.

18.	DAMAGE OR DESTRUCTION»

.

(a) If the Premises shall be destroyed by fire or other casualty so as to render all or a portion of the Premises untenantable, then, for so long as Tenant is actually not occupying all or a portion of the Premises as a result of such prevention from use, Tenant shall be entitled to an abatement of Tenant's obligation for payment of (i) Monthly Base Rent and Tenant's Expenses Excess, on a proportionate basis to the extent that Tenant's use of the Premises is so effectively prevented, and (ii) monthly parking fees, to the extent of the reduction in use of parking attributable to such inability to use all or a portion of the Premises; which abatement shall commence as of the date of the casualty and continue during the period of such repair or reconstruction, until such time as Tenant is no longer so effectively prevented from using the Premises; provided, however, such Rent shall only abate to the extent of insurance proceeds received by Landlord with respect thereto under any rental loss insurance maintained by Landlord if such casualty is caused by Tenant or any of Tenant's employees, agents, representatives or contractors.

(b) Except where Landlord or Tenant elects to terminate this Lease as hereinafter provided, Landlord shall use reasonable diligence to repair any casualty to the Premises, Building or Common Areas to the extent of available insurance proceeds plus any funds delivered by Tenant to Landlord for purposes of performing such repairs (as hereinafter provided), subject to delays and adjustment of insurance proceeds (provided that Tenant shall be responsible for the repair of Tenant's furniture, fixtures, equipment and personal property).  In the event of the total destruction of the Premises or Project, or in the event of the partial destruction of the Premises or Project which is the result of an event not required to be covered by the insurance to be maintained by Landlord pursuant to this Lease, or requiring repair for which Landlord is unable (despite the exercise of commercially reasonable efforts) to obtain necessary governmental permits or approvals without being subject to unreasonable expense or condition, then Landlord shall have the right to elect to terminate this Lease by written notice to Tenant delivered within ninety (90) days following the occurrence of the casualty.  The proceeds from any insurance paid by reason of damage to or destruction of the Project or any part thereof insured by Landlord, shall belong to and be paid to Landlord.  Tenant shall not be entitled to any compensation or damages from Landlord or Landlord's insurance provider for loss in the use of the whole or any part of the Premises and/or any inconvenience or annoyance by such damage, repair, reconstruction or restoration.

(c) In the event of any damage or destruction of all or any part of the Premises, Tenant agrees to immediately (i) notify Landlord thereof, and (ii) deliver to Landlord all property insurance proceeds received by Tenant with respect to any Tenant Improvements in excess of Twenty-Five Dollars ($25.00) per square foot of Usable Area and any Alterations, but excluding proceeds for Tenant's furniture, fixtures, equipment and other personal property, whether or not this Lease is terminated as permitted in this Section 18, and Tenant hereby assigns to Landlord all rights to receive such insurance proceeds.  If, for any reason (including Tenant's failure to obtain insurance for the full replacement cost of any Tenant Improvements in excess of Twenty-Five Dollars ($25.00) per square foot of Usable Area or any Alterations from any and all casualties), Tenant fails to receive insurance proceeds covering the full replacement cost of any Tenant Improvements in excess of Twenty-Five Dollars ($25.00) per square foot of Usable Area and any Alterations which are damaged, Tenant will be deemed to have self-insured the replacement cost of such items, and upon any damage or destruction thereto, Tenant agrees to immediately pay to Landlord the full replacement cost of such items, less any insurance proceeds actually received by Landlord from Landlord's or Tenant's insurance with respect to such items.

(d) Notwithstanding anything to the contrary contained herein, if the Premises is wholly or partially damaged or destroyed within the final nine (9) months of the then remaining Term of this Lease (as the same may theretofore have been extended pursuant to this Lease), and if as a result of such damage or destruction Tenant is, or reasonably will be, denied access or use of a material portion of the Premises for the conduct of its business operations for a period of ninety (90) consecutive days (or such shorter period as is then remaining in the Term), Landlord or (provided such casualty damage was not caused by Tenant or any of the Tenant Parties) Tenant may, at its option, by giving the other notice no later than sixty (60) days after the occurrence of such damage or destruction, elect to terminate the Lease as to the affected portion of the Premises.

(e) Notwithstanding anything to the contrary contained in this Lease, in the event of material casualty damage to the Project not resulting in termination of this Lease, Landlord shall deliver written notice to Tenant within ninety (90) days following such casualty damage or occurrence setting forth Landlord's good faith estimate of the time required for completion of repair and/or restoration of the Project, and if such estimated time exceeds one (1) year from the occurrence of the casualty, Tenant may elect to terminate this Lease by written notice to Landlord within fifteen (15) days following Tenant's receipt of such notice.

(f) Landlord and Tenant hereby waive the provisions of any statutes (including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code) or court decisions which provide a party to a lease with a right to abatement of rent or termination of the lease when leased property is damaged or destroyed and agree that such event shall be exclusively governed by the terms of this Lease.

19.	EMINENT DOMAIN»

.

(a) If any material portion of the Project shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking to such an extent as to render untenantable the entirety of the Premises or such a material portion of the Premises that Tenant's operation from the remainder of the Premises is not reasonably practicable as reasonably determined by the parties, either party shall have the right to terminate this Lease effective as of the date possession is required to be surrendered to said authority by written notice to the other party by the effective date of such taking.  Tenant shall not assert any claim against Landlord or the taking authority for any compensation because of such taking, other than a claim for any award attributable to the value of any personal property or trade fixtures of Tenant which are taken, costs of Tenant's relocation, and Tenant hereby assigns to Landlord all of Tenant's interest in, and Landlord shall be entitled to receive, the entire amount of any other award without deduction for any estate or interest of Tenant (including, without limitation, any award attributable to the value of the remaining Term of this Lease).  If neither Tenant nor Landlord so elects to terminate, Landlord shall, to the extent of proceeds received, commence to restore the Premises to substantially their same condition prior to such partial taking, and a proportionate allowance shall be made to Tenant for the Monthly Base Rent and Tenant's obligation for payment of Tenant's Expenses Excess corresponding to the time during which, and to the part of the Premises of which, Tenant shall be so deprived on account of such taking and restoration.  Nothing contained in this Section 19(a) shall be deemed to give Landlord any interest in any award made to Tenant for the taking of Tenant's personal property and trade fixtures or for Tenant's costs of relocation.

(b) In the event of a taking of the Premises or any part thereof for temporary use, (i) this Lease shall be and remain unaffected thereby and Rent shall not abate, and (ii) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term, provided that if such taking shall remain in force at the expiration of the Term or earlier termination of this Lease, Tenant shall then pay to Landlord a sum equal to the reasonable cost of performing Tenant's obligations under Section 10(c) with respect to surrender of the Premises and upon such payment shall be excused from such obligations.  For purposes of this Section 19(b), a temporary taking shall be defined as a taking for a period of twelve (12) months or less.

(c) Landlord and Tenant hereby waive the provisions of any statutes (including, without limitation, Section 1265.130 of the California Code of Civil Procedure) or court decisions which provide a party to a lease with a right to abatement of rent or termination of the lease when leased property is condemned or taken and agree that such event shall be exclusively governed by the terms of this Lease.

20.	ASSIGNMENT AND SUBLETTING»

.

(a) Tenant shall not voluntarily assign its interest in this Lease (an "assignment") or sublease or permit occupancy by third parties of all or any part of the Premises (a "sublease"), without first obtaining Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed.  Tenant shall not under any circumstances mortgage, pledge or otherwise transfer or encumber this Lease or the Premises (except for an assignment or sublease pursuant to this Section 20).  Any assignment or sublease without Landlord's prior written consent shall be voidable at Landlord's election and shall constitute a default hereunder.  For purposes hereof, in the event Tenant is a partnership, a withdrawal or change of the partners owning more than a twenty-five percent (25%) interest in the partnership in one or more transfers, or if Tenant is a corporation or limited liability company, any transfer of more than fifty per cent (50%) of its stock or membership interests in one or more transfers, or the transfer by the controlling shareholder or member of so much of its stock or membership interest that it is no longer the controlling shareholder or member, shall constitute a voluntary assignment and shall be subject to the provisions of this Section 20; provided, however, that the provisions of this sentence shall not apply if Tenant is a publicly held corporation, the shares of stock in which are traded on a public exchange.  Notwithstanding anything to the contrary contained herein, Tenant shall have the right without Landlord's prior consent and without being subject to Section 20(e) below, but upon not less than fifteen (15) days prior written notice to Landlord, to assign this Lease or sublet the Premises to any entity (i) controlling, controlled by or having fifty percent (50%) or more common control with Tenant, or (ii) resulting from a merger or consolidation with Tenant or acquiring all of the assets and/or stock of Tenant; provided that any such entity shall have a have and control all assets of Tix 4 Tonight, Inc. and shall assume the obligations and liabilities of Tenant under this Lease (any such assignment or subletting permitted without the prior consent of Landlord is referred to in this Lease as a “Permitted Transfer” and any such assignee or subtenant under a Permitted Transfer is referred to in this Lease as a “Permitted Transferee”) and no such assignment or sublease shall in any manner release Tenant from its primary liability under this Lease.

(b) No consent to an assignment or sublease shall constitute a further waiver of the provisions of this Section 20.  Tenant shall notify Landlord in writing of Tenant's intent to assign or sublease this Lease, the name of the proposed assignee or subtenant, information concerning the financial responsibility of the proposed assignee or subtenant and the economic and other material terms of the proposed assignment or subletting, and Landlord shall, within fifteen (15) days of receipt of such written notice, and the financial responsibility information and such other information as may be requested by Landlord concerning the proposed assignee or subtenant (such request to be made, if at all, within ten (10) days of Tenant's initial request for Landlord's consent and submission of the information set forth above), elect one of the following:  (i) consent to such proposed assignment or sublease; (ii) refuse such consent, which refusal shall be on reasonable grounds; or (iii) terminate this Lease, such termination to be effective thirty (30) days after receipt of such notice by Tenant.  If Landlord shall exercise its termination right hereunder, Landlord shall have the right to enter into a lease or other occupancy agreement directly with the proposed assignee or subtenant, and Tenant shall have no right to any of the rents or other consideration payable by such proposed assignee or subtenant under such other lease or occupancy agreement, even if such rents and other consideration exceed the rent payable under this Lease by Tenant.  Landlord shall have the right to lease the Premises to any other tenant, or not lease the Premises, in its sole discretion.  Landlord and Tenant specifically agree that Landlord's right to terminate this Lease under clause (iii) above is a material consideration for Landlord's agreement to enter into this Lease and such right may be exercised in Landlord's sole and absolute discretion and no test of reasonableness shall be applicable thereto.

(c) Landlord and Tenant agree, by way of example and not in limitation as to other reasonable grounds for withholding consent and without in any manner limiting Landlord's rights in the event of a proposed assignment or sublease, that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold its consent to a proposed assignment or subletting should Landlord determine that any of the following apply:  (i) the proposed transferee's use of the Premises is inconsistent with the Permitted Use set forth in Section 1(j) of this Lease; (ii) the proposed transferee is of a character or reputation which is not consistent with the quality of the Building or Project; (iii) the space to be subleased is not regular in shape with appropriate means of ingress and egress suitable for normal leasing purposes; (iv) the proposed transferee is a governmental agency or instrumentality thereof or a person or entity (or an affiliate thereof) currently leasing or occupying space within the Project or with whom Landlord is then negotiating for the lease or occupancy of space within the Project; (v) Tenant is in default under this Lease at the time Tenant requests consent to the proposed assignment or sublease; or (vi) the proposed assignment or sublease is likely to result in more than a reasonable and safe number of occupants per floor within the space proposed to be assigned or sublet or is likely to result in insufficient visitor parking for the Building.

(d) Any assignee of Tenant's interest in this Lease (whether or not under an assignment requiring Landlord's consent) hereby agrees that (and at Landlord's option, if Landlord's consent is required for such assignment pursuant to this Lease, it shall be a condition to such assignment that Landlord receive an instrument executed by such assignee and expressly enforceable by Landlord agreeing that) such assignee assumes and agrees to be bound by all of the terms and provisions of this Lease and to perform all of the obligations of Tenant hereunder.  Any subtenant of all or any portion of the Premises (whether or not under a subletting requiring Landlord's consent) hereby agrees that (and, at Landlord's option, if Landlord's consent is required for such sublease pursuant to this Lease, it shall be a condition to such sublease that Landlord receive an instrument executed by such subtenant agreeing that) such sublease is subject and subordinate to this Lease and to all mortgages or deeds of trust; that Landlord may enforce the provisions of the sublease, including (following the occurrence of any default by Tenant under this Lease which is not cured within any applicable period for cure pursuant to Section 21 below) collection of rent; that in the event of termination of this Lease for any reason, including, without limitation, a voluntary surrender by Tenant, or in the event of any re-entry or repossession of the Premises by Landlord, Landlord may, at its option, either (i) terminate the sublease, or (ii) take over all of the right, title and interest of Tenant, as sublandlord, under such sublease, in which case such subtenant will attorn to Landlord, but that nevertheless Landlord will not (1) be liable for any previous act or omission of Tenant under such sublease, (2) be subject to any defense or offset previously accrued in favor of the subtenant against Tenant, or (3) be bound by any previous modification of any sublease made without Landlord's written consent, or by any previous prepayment by subtenant of more than one month's rent.

(e) In connection with Landlord's grant of consent to an assignment or sublease as required under the provisions of this Section 20, Tenant shall pay Landlord's reasonable out-of-pocket attorneys' fees from outside the Landlords’ office and processing costs incurred in giving such consent.  In the event of any Permitted Transfer, assignment, or sublease, Landlord shall receive as additional rent hereunder fifty percent (50%) of Tenant's "Excess Consideration" derived from such assignment or sublease.  If Tenant shall elect to assign or sublet, in no event shall Tenant's monetary obligations to Landlord, as set forth in this Lease, be reduced.  In the event of a sublease, "Excess Consideration" shall mean all rent, additional rent or other consideration actually received by Tenant from such subtenant and/or actually paid by such subtenant on behalf of Tenant in connection with the subletting in excess of the rent, additional rent and other sums payable by Tenant under this Lease during the term of the sublease on a per square foot basis if less than all of the Premises is subleased, less the sum of Tenant's reasonable out-of-pocket costs incurred in connection with such sublease for brokerage commissions, reasonable attorneys' fees, the cost of any alterations or improvements made for the benefit of such subtenant, and/or any free rent period granted to such subtenant.  In the event of an assignment, "Excess Consideration" shall mean key money, bonus money or other consideration paid by the assignee to Tenant in connection with such assignment, and any payment in excess of fair market value for services rendered by Tenant to assignee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to assignee in connection with such assignment, less the sum of Tenant's reasonable out-of-pocket costs incurred in connection with such assignment for brokerage commissions, reasonable attorneys' fees, the cost of any alterations or improvements made for the benefit of such assignee and/or any free rent period granted to such assignee.  If part of the Excess Consideration shall be payable by the assignee or subtenant other than in cash, then Landlord's share of such non-cash consideration shall be in such form as is reasonably satisfactory to Landlord.

(f) Notwithstanding any permitted assignment or subletting (whether or not the same requires Landlord's consent pursuant to this Section), Tenant shall at all times remain directly, primarily and fully responsible and liable for all payments owed by Tenant under this Lease and for compliance with all obligations under the terms and conditions of this Lease.  Landlord's waiver or consent to any assignment or subletting shall not relieve Tenant or any assignee or sublessee from any obligation under this Lease whether or not accrued and Tenant shall at all times remain directly, primarily and fully responsible and liable for all payments owed by Tenant under this Lease and for compliance with all obligations of Tenant under the terms and conditions of this Lease.

21.	DEFAULT BY TENANT»

.

(a) The occurrence of any one or more of the following events shall constitute a default hereunder by Tenant:

(i) The failure by Tenant to make any payment of Rent as and when due where such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant; provided however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure §1161 or any similar successor statute.

(ii) The failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in Section 21(a)(i), where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure §1161 or any similar successor statute; provided, further, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall promptly commence such cure within such thirty (30) day period and thereafter continuously and diligently prosecute such cure to completion.

(iii) The making by Tenant of any general assignment for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within sixty (60) days; the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease where such seizure is not discharged within sixty (60) days; or if this Lease shall, by operation of law or otherwise, pass to any person or persons other than Tenant.

(iv) The abandonment of the Premises by Tenant, which for purposes of this Lease means any absence by Tenant from the Premises for five (5) business days or longer while failing to perform any other material obligations of Tenant under this Lease.

(b) In the event of any such default by Tenant, in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder.  In the event that Landlord shall elect to so terminate this Lease, then Landlord may recover from Tenant:  (i) the worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus (ii) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant, the unamortized value of any free rent, reduced rent, free parking, reduced rate parking and any Tenant Improvement Allowance or other costs or economic concessions provided, paid, granted or incurred by Landlord pursuant to this Lease (which unamortized value shall be determined by taking the total value of such concessions and multiplying such value by a fraction, the numerator of which is the number of months of the Term not yet elapsed as of the date on which the Lease is terminated, and the denominator of which is the total number of months of the Lease Term); plus (v) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

As used in Sections 21(b)(i) and (ii) above, the "worth at the time of award" is computed by allowing interest at the Interest Rate.  As used in Section 21(b)(iii) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

(c) In the event of any such default by Tenant, Landlord shall also have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations).  Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.  In connection with the exercise of such remedy, any property of Tenant may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant or disposed of in a reasonable manner by Landlord.  No re-entry or taking possession of the Premises by Landlord pursuant to this Section 21(c) shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction.

(d) If Landlord does not elect to terminate this Lease as provided above, Landlord may either recover all Rent as it becomes due or relet the Premises or any part thereof for the Term of this Lease on terms and conditions as Landlord in its sole discretion may deem advisable with the right to re-enter the Premises to make alterations and repairs to the Premises, and to enable Landlord to take whatever other actions may be necessary to relet, protect or preserve the Premises.  In the event that Landlord shall elect to so relet, then Rent received by Landlord from such reletting shall be applied:  first, to the payment of any costs incurred in connection with any reletting (including, without limitation, costs of brokerage commissions, attorneys' fees, improvement and/or moving allowances, and alterations and/or repairs to the Premises); second, to the payment of any indebtedness other than Monthly Base Rent due hereunder from Tenant to Landlord; third, to the payment of Monthly Base Rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied to payment of future Rent as the same may become due and payable hereunder.  Should that portion of such Rent received from such reletting during any month, which is applied to the payment of Rent hereunder, be less than the Rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon demand therefore by Landlord.  Such deficiency shall be calculated and paid monthly.  Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting, including but not limited to brokerage commissions, or in making such alterations and repairs not covered by the Rent received from such reletting.

(e) Tenant hereby waives, for itself and all persons claiming by and under Tenant, all rights and privileges which it might have under any present or future law to redeem the Premises or to continue the Lease after being dispossessed or ejected from the Premises.

(f) If Tenant fails to perform any covenant or condition to be performed by Tenant, Landlord shall have the right (but not the obligation) to perform such covenant or condition (i) immediately, in the event of an emergency situation of imminent risk of personal injury or material property damage, or (ii) following Tenant's failure to cure such failure to perform within the period provided for cure after Tenant's receipt of written notice from Landlord pursuant to Section 21(a)(ii) above.  All reasonable costs incurred by Landlord in so performing shall immediately be reimbursed to Landlord by Tenant, together with interest at the Interest Rate computed from the due date.  Any performance by Landlord of Tenant's obligations shall not waive or cure such default.  All costs and expenses incurred by Landlord, including reasonable attorneys' fees (whether or not legal proceedings are instituted), in collecting Rent or enforcing the obligations of Tenant under the Lease shall be paid by Tenant to Landlord upon demand.

(g) All rights, options and remedies of Landlord contained in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Lease.

(h) Any agreement by Landlord for free or abated rent or other charges applicable to the Premises, or for the giving or paying by Landlord to or for Tenant of any cash or other bonus, inducement or consideration for Tenant’s entering into this Lease, all of which concessions are hereinafter referred to as “Inducement Provisions” shall be deemed conditioned upon Tenant’s full and faithful performance of all of the terms, covenants and conditions of this Lease to be performed or observed by Tenant during the term hereof as the same may be extended.  Upon the occurrence of a default of this Lease by Tenant beyond any applicable cure period provided in this Section 21, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Landlord under such an Inducement Provision shall be immediately due and payable by Tenant to Landlord, and recoverable by Lessor, as additional rent due under this Lease, notwithstanding any subsequent cure of said default by Tenant.  The acceptance by Landlord of rent or the cure of the default which initiated the operation of this Section shall not be deemed a waiver by Landlord of the provisions of this Section unless specifically so stated in writing by Landlord at the time of such acceptance.

22.	DEFAULT BY LANDLORD»

.

(a) Unless a shorter time period is herein specified, Landlord shall not be in default hereunder unless Landlord fails to perform the obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter continuously and diligently prosecutes the same to completion.

(b) In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any Lienholder of Landlord whose name and address have previously been furnished to Tenant in writing, and shall offer such Lienholder a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or a judicial foreclosure, or in the event of a ground lessor, by appropriate judicial action, if such should prove necessary to effect a cure.

23.	SUBORDINATION».

    If Tenant has received non-disturbance agreements from all Lienholders in form and substance reasonably acceptable to said Lienholders (collectively the “Non-Disturbance Agreements”), this Lease shall be subject and subordinate at all times to (a) all ground leases which may now exist or hereafter be executed affecting the Building, the Project, or the land upon which the Building and Project are situated, or both, and any and all amendments, renewals, modifications, supplements and extensions thereof; and (b) the lien of any mortgage or deed of trust which may now exist or hereafter be executed, and any and all advances made thereunder, and interest thereon and all modifications, renewals, supplements, consolidations and replacements thereof.  Notwithstanding the foregoing, Tenant acknowledges that Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or any such liens to this Lease.  In the event that any ground lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, so long as Tenant has received the Non-Disturbance Agreements, and notwithstanding any subordination, attorn to and become the tenant of the successor in interest to Landlord, at the option of such successor in interest.  Tenant shall execute and deliver, upon reasonable prior notice from Landlord, any additional documents in such form as is designated by Landlord evidencing the priority or subordination of this Lease with respect to any such ground leases or the lien of any such mortgage or deed of trust.  Landlord shall use commercially reasonable efforts to obtain from any Lienholder to whose mortgage, deed of trust or ground lease this Lease is hereafter subordinated, an agreement of non-disturbance on such Lienholder's standard form for the benefit of Tenant.  For purposes of this Lease, a "Lienholder" shall mean any mortgagee under a mortgage, beneficiary under a deed of trust, or lessor under a master lease or ground lease, encumbering all or a portion of the Project.

24.	ESTOPPEL CERTIFICATE»

.

(a) Within ten (10) business days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord a statement, in a form reasonably satisfactory to Landlord, certifying:  (i) the date of commencement of this Lease; (ii) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications hereto, that this Lease is in full force and effect, as modified, and stating the date and nature of such modifications); (iii) the date to which the Monthly Base Rent and other sums payable under this Lease have been paid; (iv) that, to Tenant's knowledge, there are no current defaults under this Lease by either Landlord or Tenant except as specified in such statement; and (v) such other matters reasonably requested by Landlord.  Any statement delivered pursuant to this Section 24 may be relied upon by any existing or prospective mortgagee, beneficiary, encumbrancer, transferee or purchaser of the interest of Landlord in the Project, Premises or this Lease (without knowledge to the contrary).  Unless required by a Lienholder, Tenant shall not be subject to the requirements of this Section more than one (1) time during any twelve (12) month period.

(b) Unless Landlord has knowledge to the contrary, if Tenant fails to deliver such statement within such ten (10) day period, such failure shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord's performance, and (iii) that not more than one (1) monthly installment of Monthly Base Rent has been paid in advance.

25.	DEFINITION OF LANDLORD».

  The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title to, or a lessee's interest in a ground lease of, the Project.  In the event of any transfer or assignment of such title or leasehold interest and the assumption in writing of Landlord's remaining obligations under this Lease by the transferee or assignee, Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer, assignment or conveyance of all liability respecting the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed.  Landlord may transfer its interest in the Premises without the consent of Tenant and such transfer or subsequent transfer shall not be deemed a violation on Landlord's part of any of the terms and conditions of this Lease.

26.	PARKING»

.

(a) Tenant shall be entitled to the number of parking passes indicated in Section 1(k), subject to payment of the then prevailing monthly parking fee as established by Landlord.   Each parking pass shall entitle the holder thereof to one unreserved parking space within those portions of the Common Areas as may be provided by Landlord from time to time for the purpose of parking motor vehicles, provided that such Common Area parking shall be unreserved and may be provided by tandem or stacked parking (which may be for two (2) or three (3) cars), provided that an attendant is available to coordinate such parking.  Monthly parking fees per parking pass for unreserved parking are presently Seventy-Five Dollars ($75.00) per month per pass (which includes all applicable taxes and/or assessments), and are subject to adjustment by Landlord; provided that the monthly fees shall not increase by more than five percent (5%) annually on a cumulative basis and only as part of a general increase in rates applicable to tenants in the Building .  Monthly parking fees shall be payable monthly in advance prior to the first day of each calendar month.  Landlord may assign any unreserved and unassigned parking spaces and/or make all or a portion of such spaces preferred and/or reserved, if it determines in its reasonable discretion that it is necessary for orderly and efficient parking.  Visitor parking rates shall be at posted rates.  At Landlord's option, visitor parking shall be monitored by a parking attendant.  Tenant shall not use any spaces which have been specifically assigned by Landlord including without limitation spaces assigned for uses such as visitor parking or which have been designated by governmental entities with competent jurisdiction as being restricted to certain uses.  Tenant hereby agrees to comply with all Laws relating to parking including without limitation, the payment of all parking charges and costs for all of its employees, visitors and invitees, whether by validation or otherwise.

(b) It is understood that a system of charges for parking (including the parking spaces to which Tenant is entitled pursuant to Section 1(k)) and rules and regulations with respect to parking may be established and amended by Landlord, in Landlord's reasonable discretion, from time to time.  The use by Tenant and its employees, visitors and invitees of the parking facilities of the Project shall be on the terms and conditions set forth herein as well as in the established parking rules and regulations.  Landlord shall not be responsible to Tenant for the violation or non-performance by any other tenant or occupant of the Project of any of the established parking rules and regulations.  Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities.  If Tenant permits or allows any of the prohibited activities described herein and in the established parking rules and regulations, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord and/or to rescind the parking rights of the offender.

(c) Parking areas may be leased by, added to, substituted for, enlarged or established by Landlord for parking and any such addition to, or substitution for, a then parking area or any new parking area so established by Landlord for the purpose of use under this Section 26(c) shall during the time of their respective use under the provisions of this Section 26 be considered as part of the parking area and shall be subject to all of the provisions of this Section 26.

(d) As part of Tenant’s required parking spaces, Tenant shall be entitled to two (2) reserved parking spaces at the current prevailing monthly rate of $195.00 per space, subject to adjustment by Landlord; provided that the monthly fees shall not increase by more than five percent (5%) annually on a cumulative basis and only as part of a general increase in rates applicable to tenants in the Building.  Tenant shall be permitted to install and maintain, at its sole cost and expense, a protective covering over such spaces upon Landlord’s prior written approval of the design and installation criteria for such covering, which approval may be withheld in Landlord’s sole discretion.

27.	SIGNAGE».

  Subject in all events to applicable Laws and any other restrictions of record or to which the Project is subject, Tenant shall be entitled to (i) Building standard identification of Tenant and its employees in no more than two (2) lines upon the common Building lobby directory board sign, at Landlord’s sole cost and expense; and (ii) Building standard identification of Tenant by name upon the main entrance door to the Premises, at Landlord’s sole cost and expense.  Any changes to the foregoing shall be at Tenant’s sole cost and expense.  The exact location, size, materials, coloring and lettering of all Tenant signage shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld.

28.	NOTICES».

  All notices, demands, consents and approvals which may or are required to be given by either party to the other hereunder shall be in writing and shall be either served personally, or sent by overnight courier, or sent by registered or certified mail, return receipt requested with postage prepaid, as follows:  if to Tenant, addressed at the address designated in Section 1(a), or if to Landlord, at the address designated in Section 1(b), or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days' notice to the other party.  Such notices, demands, consents and approvals shall be deemed sufficiently served or given for all purposes hereunder, unless otherwise specified in this Lease, either (a) if personally served, upon such service, (b) if sent by overnight courier providing receipt of delivery, the following business day, or (c) if mailed, two (2) business days after the time of mailing or on the date of receipt shown on the return receipt, whichever is earlier.

29.	HOLDING OVER».

  If Tenant holds over in the Premises after the expiration of the Term or earlier termination of this Lease, Tenant shall become a tenant at sufferance only, subject to the provisions of this Lease, except that Rent during such holding over shall equal one hundred fifty percent (150%) of the Rent in effect immediately prior to such expiration or termination.  Acceptance by Landlord of Rent after such expiration or earlier termination shall not result in a renewal or extension of this Lease.  If Tenant fails to surrender the Premises upon the expiration of the Term or earlier termination of this Lease despite demand to do so by Landlord, Tenant shall indemnify, defend and hold harmless Landlord from and against any and all claims, demands, losses, liabilities, costs and/or expenses (including, without limitation, reasonable attorneys' fees and expenses) arising as a result thereof, including, without limitation, any claim made by any succeeding tenant founded on or resulting from such failure to surrender.

30.	QUIET ENJOYMENT».

  Landlord covenants and agrees with Tenant that upon Tenant paying the Rent required under this Lease and paying all other charges and performing all of the covenants and provisions on Tenant's part to be observed and performed under this Lease, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises in accordance with and subject to the terms of this Lease and existing matters of record.

31.	BROKERS».

  Landlord shall be responsible for the payment of a commission owing to Landlord's Broker and Tenant's Broker (if any) specified in Section 1(l) (collectively, the "Brokers") in connection with this Lease, to the extent set forth in separate written agreement with the Brokers.  Landlord and Tenant each represent and warrant that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, except for the Brokers and that it knows of no other real estate broker, agent or finder who is or might be entitled to a commission or fee in connection with this Lease.  In the event of any claim for broker's or finder's fees or commissions in connection with this Lease in excess of that described in the first sentence of this Section, Landlord shall indemnify, hold harmless and defend Tenant from and against any and all liability, claims, demands, damages and costs (including, without limitation, reasonable attorneys' fees and other litigation expenses) on account of such claim if it shall be based upon any statement, representation or agreement claimed to have been made by Landlord and Tenant shall indemnify, hold harmless and defend Landlord from and against any and all liability, claims, demands, damages and costs (including, without limitation, reasonable attorneys' fees and other litigation expenses) on account of such claim if it shall be based upon any statement, representation or agreement claimed to have been made by Tenant.

32.	RIGHT OF FIRST OFFER.»

     Landlord grants to Tenant a right of first offer (“First-Offer Right”) during the Initial Term with respect to any space in the Building which is adjacent to the Premises (“First-Offer Space”).   Tenant’s First-Offer Right shall be on the terms and conditions set forth in this Section.

(a)           The First-Offer Right shall begin only after the expiration or earlier termination of the following leases (“Superior Leases”), including any renewal or extension of the Superior Leases (whether or not such renewal or extension is under an express written provision in a Superior Lease or consummated under a lease amendment or new lease):

(i)           Any lease existing as of the Commencement Date of this Lease with respect to any portion of the First-Offer Space; and

(ii)           With respect to any portion of the First-Offer Space that is not subject to a lease as of the Commencement Date of this Lease, the first lease pertaining to each such particular First-Offer Space entered into by Landlord after the Commencement Date of this Lease.

In addition, the First-Offer Right shall be subordinate and secondary to all rights of expansion, rights of first refusal, rights of first offer, or similar rights granted prior to the execution of this Lease to other tenants of the Building.  The rights described in this subsection shall be known collectively as “Superior Rights.”

(b)           Landlord shall provide Tenant with written notice (“First-Offer Notice”) from time to time when Landlord determines that any First-Offer Space will be available for lease to third parties, so long as no holder of a Superior Right desires to lease the First-Offer Space.  Landlord shall provide the First-Offer Notice to Tenant within seven (7) months before the First-Offer Space will be available for lease.  The First-Offer Notice shall describe the First-Offer Space that will become available for lease (“Specific First-Offer Space”) and shall state the material terms under which Landlord intends to offer such space to other prospective tenants.

(c)           If Tenant wishes to exercise Tenant’s First-Offer Right with respect to the Specific First-Offer Space, Tenant shall, within ten (10) business days after delivery of the First-Offer Notice to Tenant, deliver notice to Landlord of Tenant’s intention to exercise its First-Offer Right with respect to the Specific First-Offer Space.  Tenant must elect to exercise its First-Offer Right, if at all, only with respect to all of the space offered by Landlord to Tenant at any particular time, and Tenant may not elect to lease only a portion of that space.  Thereafter, Tenant shall execute and delivery to Landlord an amendment to this Lease (“First Offer Amendment”) within ten (10) days after the receipt of the same, which First Offer Amendment shall be limited to confirming the terms set forth in this Section 32.

(d)           If tenant does not exercise its First-Offer Right within the response period specified in subsection (c), the First-Offer Right shall terminate for the Specific First-Offer Space and Landlord shall be free to lease that space to anyone on any terms at any time during the Lease Term, without any obligation to provide Tenant with a further right to lease that space.

(e)           The First-Offer Right shall be personal to the originally named Tenant and shall be exercisable only by the originally named Tenant (and not any assignee, sublessee, or other transferee of Tenant’s interest in this Lease).   The originally named Tenant may exercise the First-Offer Right only if that Tenant occupies the entire Premises as of the date of the First-Offer Notice.  Tenant shall not have the right to lease First-Offer Space if Tenant is in default under this Lease as of the date of the attempted exercise of the First-Offer Right by Tenant or (at Landlord’s option) as of the scheduled date of delivery of the Specific First-Offer Space to Tenant.

(f)           If Tenant timely and validly exercises the First-Offer Right, Landlord shall deliver the Specific First-Offer Space to tenant on a date selected by Landlord (“Delivery Date”) that is no sooner than the first day of the first (1st) full calendar month and no later than the last day of the sixth (6th) full calendar month of the initial lease term for the Specific First-Offer Space.  Landlord shall not be liable to Tenant or otherwise be in default under this Lease if Landlord is unable to deliver the Specific First-Offer Space to Tenant on the projected Delivery Date due to the failure of any other tenant or other occupant to timely vacate and surrender to Landlord the Specific First-Offer Space or any portion of it.

(g)           If Tenant timely and validly exercises the First-Offer Right and timely executes the First Offer Amendment, then, beginning on the Delivery Date and continuing for the balance of the Lease Term (including any extensions):

(i)           The Specific First-Offer Space shall be part of the Premises under this Lease (so that the term “Premises”) in this Lease shall refer to the space in the Premises immediately before the Delivery Date plus the Specific First-Offer Space); and

(ii)           Tenant’s Percentage, as defined in Section 6(a)(i) of this Lease, shall be adjusted in accordance with Section 6(a)(i) of this Lease to reflect the increased  Rentable Area of the Premises.

Tenant’s lease of the Specific First-Offer Space shall be on the same terms and conditions as affect the original Premises from time to time, except as otherwise provided in this Section.  Rent and other economic terms applicable to the Specific First-Offer Space shall be equal to the Fair Market Rental Rate, as defined in Section 3(b) of this Lease..  Tenant’s obligation to pay Rent with respect to the Specific First-Offer Space shall begin on the Delivery Date.  The Specific First-Offer Space shall be leased to Tenant in its “as-is” condition, and Landlord shall not be required to construct any improvements in, or contribute any improvement allowance for, the Specific First-Offer Space.

(h)           If Tenant timely and validly exercises the First-Offer Right and timely executes the First Offer Amendment, Landlord and Tenant shall, within fourteen (14) days after Landlord’s delivery of the Specific First-Offer Space to Tenant, confirm in writing the addition of the Specific First-Offer Space to the Premises on the terms and conditions set forth in this Section.  The written confirmation shall confirm: (i) the actual Delivery Date; (ii) the Rentable and Useable Area of the Premises with the addition of the Specific First-Offer Space; (iii) Tenant’s Percentage to reflect the increased Rentable Area of the Premises with the addition of the Specific First-Offer Space; (iv) the Rental commencement date for the Specific First-Offer Space; and (v) any other term that either party requests be confirmed with respect to the Specific First-Offer Space. In no event shall any failure or refusal of either Landlord or Tenant to execute such confirmation affect the rights and obligations of Landlord and Tenant with respect to the Specific First-Offer Space as described in this Section.

33.	MISCELLANEOUS»

.

(a) Tenant shall faithfully observe and comply with the Rules and Regulations, a copy of which is attached hereto and marked Exhibit B, and all reasonable and non-discriminatory modifications thereof and additions thereto from time to time put into effect by Landlord and delivered in writing to Tenant, provided such modifications do not increase the monetary obligations of Tenant under this Lease or otherwise materially increase the obligations or diminish the rights of Tenant under this Lease.  Landlord shall not be responsible or liable to Tenant for the acts or conduct of any other tenant or occupant of the Project, or for the violation or non-performance by any other tenant or occupant of the Project of any of said Rules and Regulations, but Landlord shall use commercially reasonable efforts to non-discriminatorily enforce the Rules and Regulations.  In the event of any conflict between any Rule or Regulation and the other provisions of this Lease, the other provisions of this Lease shall prevail.

(b) This Lease shall be governed by, and construed in accordance with, the laws of the State of California.

(c) Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

(d) Tenant shall have no right to terminate this Lease, nor shall Tenant be relieved of any obligations hereunder, except as expressly set forth in this Lease. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof or any other termination of this Lease, shall not work a merger, and shall, at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies.  Upon the expiration or sooner termination of this Lease, Tenant shall peaceably surrender the Premises and all alterations and additions thereto, in the same condition as initially improved with the Tenant Improvements, excepting permitted Alterations which Tenant is not required to remove pursuant to Section 10(b) above, reasonable wear and tear, casualty damage governed by Section 18 and damage which Landlord is obligated to repair pursuant to this Lease, subject to compliance with the provisions of Section 10(c) and any other applicable provisions of this Lease.  Tenant agrees that the delivery of keys to any employee of Landlord or to Landlord's agent or any employee thereof shall not be sufficient to constitute a termination of this Lease or a surrender of the Premises.

(e) In the event either party shall institute any action or proceeding against the other party relating to this Lease, the unsuccessful party in such action or proceeding shall reimburse the successful party for its disbursements incurred in connection therewith and for its reasonable attorneys' fees and costs.  In addition to the foregoing award of attorneys' fees and costs to the successful party, the successful party in any lawsuit on this Lease shall be entitled to its attorneys' fees and costs incurred in any post-judgment proceedings to collect or enforce the judgment.  This provision is separate and several and shall survive the merger of this Lease into any judgment on this Lease.

(f) The waiver by either party of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any term, covenant or condition herein contained, nor shall any custom or practice which may become established between the parties in the administration of the terms hereof be deemed a waiver of or in any way affect the right of either party to insist upon the performance by the other party in strict accordance with the terms of this Lease.  The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent.  No acceptance by Landlord of a lesser sum than that owed and due pursuant to this Lease shall be deemed to be other than on account of the earliest installment of such Rent or other amount due, nor shall any endorsement or statement on any check or any letter accompanying any check be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or other amount or pursue any other remedy provided in this Lease.

(g) Neither party shall have any liability whatsoever to the other on account of the inability or delay of such party to fulfill any of its obligations under this Lease (other than obligations with respect to the payment of rent or any other monetary amounts owing under this Lease) by reason of any of the following (collectively, any "Force Majeure Event"):  fire, earthquake, explosion, flood, the elements, acts of God or the public enemy, strike, other labor trouble, interference of governmental authorities or agents, or shortages of fuel, supplies or labor resulting therefrom or any other cause beyond the reasonable control of the party obligated for such performance.  If this Lease specifies a time period for performance of an obligation by either party (other than payment of rent or any other monetary amounts owing by either party under this Lease), that time period shall be extended by the period of any delay in such party's performance caused by any of the events described above.  In addition, except as specifically set forth in Section 14(d) above, Landlord shall have no liability whatsoever to Tenant on account of any failure or defect in the supply, quantity or character of electricity or water furnished to the Premises or the Project, by reason of any requirement, act or omission of the public utility or others furnishing the Project with electricity or water, or for any other reason beyond Landlord's reasonable control, provided that Landlord shall use reasonable efforts to fulfill its obligations or remedy such failure or defect as soon as reasonably possible.

(h) The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular.  Words used in any gender include other genders and the neutral.  The paragraph headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

(i) Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

(j) Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.  For purposes of this Lease, a "business day" shall mean any day other than a Saturday, Sunday or a Holiday.

(k) Tenant acknowledges that the content of this Lease and any related documents are confidential information.  Tenant shall keep, and Tenant shall cause Tenant's Broker to keep, such confidential information strictly confidential and neither Tenant nor Tenant's Broker shall disclose such confidential information to any person or entity other than Tenant's financial, legal, and space planning consultants.  Tenant agrees that Landlord may issue one or more press releases or other public announcements respecting the execution of this Lease, which may include, without limitation, identification of Tenant and/or the principals of Tenant.

(l) If any term or provision of this Lease, or the application thereof to any persons or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provisions to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and shall be enforceable to the extent permitted by law.

(m) Neither Tenant nor Landlord shall record this Lease or a short form memorandum hereof.

(n) In consideration of the benefits accruing hereunder, and notwithstanding anything contained in this Lease to the contrary, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord or in the event of any other action against Landlord with respect to this Lease, their sole and exclusive remedy shall be against Landlord's interest in the Project.  Tenant and all such successors and assigns agree that the obligations of Landlord under this Lease do not constitute personal obligations of the individual partners, whether general or limited, members, directors, officers or shareholders of Landlord, and Tenant shall not seek recourse against the individual partners, members, directors, officers or shareholders of Landlord or any of their personal assets for satisfaction of any liability with respect to this Lease.  Notwithstanding any contrary provision contained in this Lease, neither Landlord, any of the individual partners, members, directors, officers or shareholders of Landlord or any of their respective employees, agents or contractors shall be liable under any circumstances for any indirect or consequential damages or any injury or damage to, or interference with, Tenant's business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

(o) If in connection with obtaining financing for the Project any lender shall request modifications of this Lease as a condition to Landlord obtaining such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the financial obligations of Tenant hereunder or materially and adversely affect the leasehold interest hereby created or Tenant's rights hereunder.

(p) Whenever the consent or approval of the Landlord or Tenant is required under this Lease, such consent or approval shall not be unreasonably withheld, conditioned or delayed, unless a different standard for the granting or withholding of such approval of consent is specifically set forth in this Lease.

(q) At any time during the Term, Tenant shall upon ten (10) days prior written notice from Landlord, provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year.  Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.  Notwithstanding anything to the contrary contained herein, if Tenant is a publicly traded corporation making annual 10-K filings with the Securities and Exchange Commission, Tenant may satisfy the requirements of this subsection with respect to delivery of financial information by delivery of Tenant’s most recent annual report filed with the Securities and Exchange Commission. Unless required by a Lienholder, Tenant shall not be subject to the requirements of this Section more than one (1) time during any twelve (12) month period.

(r) Landlord and Tenant each hereby represent and warrant that such party is duly qualified to do business in California and that the individuals executing this Lease on such party's behalf is/are duly authorized to execute and deliver this Lease on such party's behalf.

(S) EACH PARTY HERETO (WHICH INCLUDES ANY ASSIGNEE, SUCCESSOR, HEIR OR PERSONAL REPRESENTATIVE OF A PARTY) SHALL NOT SEEK A JURY TRIAL, HEREBY WAIVES TRIAL BY JURY, AND HEREBY FURTHER WAIVES ANY OBJECTION TO VENUE IN THE COUNTY IN WHICH THE BUILDING IS LOCATED, AND AGREES AND CONSENTS TO VENUE AND PERSONAL JURISDICTION OF THE COURTS OF THE COUNTY AND STATE IN WHICH THE BUILDING IS LOCATED, IN ANY ACTION OR PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, OR ANY CLAIM OF INJURY OR DAMAGE, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY STATUTE, EMERGENCY OR OTHERWISE, WHETHER ANY OF THE FOREGOING IS BASED ON THIS LEASE OR ON TORT LAW.  IN THE EVENT LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NONPAYMENT OF MONTHLY BASE RENT OR ADDITIONAL RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, BUT SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.  EACH PARTY REPRESENTS THAT IT HAS HAD THE OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL CONCERNING THE EFFECT OF THIS SUBSECTION.  THE PROVISIONS OF THIS SUBSECTION SHALL SURVIVE THE EXPIRATION OF THE TERM OR EARLIER TERMINATION OF THIS LEASE.

(t) Any dispute between Landlord and Tenant pursuant to this Lease (other than Landlord's exercise of unlawful detainer remedies) shall, at the option of either party, be heard by a reference pursuant to the provisions of California Code of Civil Procedure Section 638 et seq., for a determination to be made which shall be binding upon the parties as if tried before a court or jury.  The parties agree specifically as to the following: (i) within five (5) business days after service of a demand by a party hereto, the parties shall agree upon a single referee who shall then try all issues, whether of fact or law, and then report a finding or judgment thereon, provided that if the parties are unable to agree upon a referee either party may seek to have one appointed, pursuant to California Code of Civil Procedure Section 640, by the presiding judge of the Los Angeles County Superior Court; (ii) the compensation of the referee shall be such charge as is customarily charged by the referee for like services, and the cost of such proceedings shall initially be borne equally by the parties; provided, however, the prevailing party in such proceedings shall be entitled, in addition to all other costs, to recover its contribution for the cost of the reference as an item of damages and/or recoverable costs; (iii) if a reporter is requested by either party, then a reporter shall be present at all proceedings, and the fees of such reporter shall be borne by the party requesting such reporter and such fees shall be an item of recoverable costs, provided that only a party shall be authorized to request a reporter; (iv) the referee shall apply all California Rules of Procedure and Evidence and shall apply the substantive law of California in deciding the issues to be heard, and notice of any motions before the referee shall be given, and all matters shall be set at the convenience of the referee; (v) the referee's decision under California Code of Civil Procedure Section 644, shall stand as the judgment of the court, subject to appellate review as provided by the laws of the State of California; (vi) the parties agree that they shall in good faith endeavor to cause any such dispute to be decided within four (4) months; and the date of hearing for any proceeding shall be determined by agreement of the parties and the referee, or if the parties cannot agree, then by the referee; and (vii) the referee shall have the power to award damages and all other relief.

(u) Tenant may install, maintain, replace, remove or use any communications or computer wires and cables (collectively, the “Lines”) at the Project in or serving the Premises, provided that (i) Tenant shall obtain Landlord's prior written consent, use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of this Lease respecting the use of the Premises and the making of Alterations, (ii) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Project, as determined in Landlord's reasonable opinion, (iii) the Lines therefor (including riser cables) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation, and shall be surrounded by a protective conduit reasonably acceptable to Landlord, (iv) any new or existing Lines servicing the Premises shall comply with all applicable governmental laws and regulations, (v) as a condition to permitting the installation of new Lines, Landlord may require that Tenant remove existing Lines located in or serving the Premises and repair any damage in connection with such removal, and (vi) Tenant shall pay all costs in connection therewith.  Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any Laws or represent a dangerous or potentially dangerous condition.  Landlord further reserves the right to require that Tenant remove any and all Lines located in or serving the Premises upon the expiration of the Lease Term or upon any earlier termination of this Lease.

(v) Omitted.

(w) If a Guarantor is referenced in Section 1(n) above, it shall be a condition precedent to the effectiveness of this Lease that such Guarantor execute and deliver to Landlord a guaranty of lease in the form attached hereto as Exhibit D and incorporated herein by this reference, guarantying the full and faithful performance of all obligations of Tenant under this Lease.

(x) This Lease may be executed in any number of counterparts, each of which shall be deemed to be an original, but any number of which, taken together, shall constitute one and the same instrument.

(y) This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose.  No provisions of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors-in-interest.

IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written.

LANDLORD:

THE TERRACES,
a California limited partnership

By:          M. DAVID PAUL & ASSOCIATES,
a California limited partnership,
its general partner

By:______________________________
   M. David Paul, General Partner

TENANT:

TIX CORPORATION,
a Delaware corporation

By:____________________________

Print Name:____________________

Its:___________________________

By:____________________________

Print Name:____________________

Its:___________________________

EXHIBIT A

FLOOR PLAN SHOWING OUTLINE OF PREMISES

And

CONSTRUCTION PLAN

EXHIBIT A - PAGE 1

EXHIBIT B

RULES AND REGULATIONS

1.           Except as may be specifically provided in the Lease to which these Rules and Regulations are attached, no sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building or Project (except within the Premises) without the prior written consent of Landlord.  Tenant shall not place anything against or near exterior windows or doors which may appear unsightly from outside the Premises or which are visible from the exterior of the Premises (other than approved window coverings).  Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule.

2.           Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, escalators or stairways of the Project.  The halls, passages, exits, entrances, elevators, escalators and stairways are not open to the general public, but are open, subject to reasonable regulations, to Tenant's business invitees.  Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety and interest of the Project and its tenants.  Neither Tenant nor any employee or invitee of Tenant shall go upon the roof of the Project.

3.           Tenant shall cooperate with Landlord in maintaining the Premises.  All cleaning and janitorial services for the Project and the Premises shall be provided exclusively through Landlord.

4.           At Landlord's request, as a part of the Tenant Improvements, Tenant shall install new locks in, and re-key, the Premises, and in such event, Tenant shall deliver a copy of a key to all such locks to Landlord upon installation thereof.  In addition, upon the termination of its tenancy, Tenant shall deliver to Landlord the keys to all doors and locks in the Premises.

5.           All contractors and technicians rendering any service to Tenant shall be referred to Landlord for approval (which approval shall not be unreasonably withheld, conditioned or delayed) and supervision prior to performing any such service.  This applies to all work performed in the Building, including but not limited to, installation of telephone and telegraph equipment and electrical devices and installations affecting floors, walls, woodwork, windows, ceilings and any other physical portion of the Building.  None of Tenant's contractors or subcontractors shall be entitled to (1) display identification or other signage at the Project, (2) use service elevators at the Project, or (3) park anywhere except in such spaces within the Project parking facility as designated by Landlord.

6.           No deliveries shall be made which materially interfere with the operation of the Project.  No outside food vendors shall be permitted within the Project except for making of specific deliveries of previously ordered items to the Premises or the premises of another tenant.

7.           Landlord shall have the right to prescribe the weight,  size and position of all equipment, materials, furniture or other property brought into the Building.  Heavy objects shall, if considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight, which platforms shall be provided at Tenant's expense.  The persons employed to move such equipment in or out of the Building must be acceptable to Landlord.  Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

8.           Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment.  Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, nor shall Tenant bring into or keep in or about the Premises any birds or animals.

9.           Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord, except for supplemental air conditioning systems installed in accordance with the provisions of the Lease.

10.           Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air conditioning and to comply with any governmental energy-saving rules, laws or regulations.  Tenant shall not tamper with or attempt to adjust temperature control thermostats in the Premises.  Tenant shall keep corridor doors closed.  Tenant shall not attempt to open windows within the Premises.

11.           Landlord reserves the right, exercisable upon thirty (30) days prior written notice to Tenant, to change the name and/or street address of the Building.

12.           Landlord reserves the right to exclude from the Building during hours other than Building hours of operation, any person unless that person is known to the person or employee in charge of the Building or has a pass or is properly identified.  Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons.  Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person.  Landlord reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

EXHIBIT B - PAGE 1

13.           Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus, and electricity, gas or air outlets before Tenant and its employees leave the Premises.  Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

14.           The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein.  The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

15.           Tenant shall not use the Premises for any business or activity other than that specifically provided for in this Lease.

16.           Tenant shall not install any radio or television antenna, loudspeaker or other devices on the roof(s) or exterior walls of the Building or Project.  Tenant shall not interfere with radio or television broadcasting or reception from or in the Project or elsewhere.

17.           Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof, except in accordance with the provisions of the Lease pertaining to Alterations.  Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Premises.  Tenant shall not cut or bore holes for wires, except in accordance with the provisions of the Lease pertaining to Alterations.  Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord to the extent required by the provisions of the Lease pertaining to Alterations.  Tenant shall repair any damage resulting from noncompliance with this rule.

18.           Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Project are prohibited, and Tenant shall cooperate to prevent such activities.

19.           Landlord reserves the right to exclude or expel from the Project any person who, in Landlord's judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Project.

20.           Tenant shall store all its trash and garbage within its Premises or in other facilities provided by Landlord.  Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal.  All garbage and refuse disposal shall be made in accordance with reasonable directions issued from time to time by Landlord.

21.           No cooking shall be done or permitted on the Premises except the use by Tenant of Underwriters' Laboratory approved equipment for brewing coffee, tea, and other similar hot beverages shall be permitted, and the use of an Underwriter's Laboratory approved microwave oven for employee use shall be permitted, provided that such equipment and use is in accordance with all applicable Laws.  Tenant may install soft drink vending machines for use by Tenant's employees and invitees.

22.           Tenant shall comply with all reasonable safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

23.           Tenant's requirements will be attended to only upon appropriate application to the Project management office by an authorized individual.  Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

24.           There shall be no smoking within the Building or immediately adjacent to Building entrances (except in areas, if any, designated therefor by Landlord).

25.           Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant.

26.           These Rules and Regulations are in addition to, and  shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease.

27.           Upon written notice to Tenant, Landlord reserves the right to rescind any of these Rules and Regulations and to make future Rules and Regulations as, in its judgment, may from time to time be needed for safety, comfort and security, for care and cleanliness of the Project and for the preservation of good order therein.  Tenant agrees to abide by all such Rules and Regulations herein above stated and any additional rules and regulations which are adopted and of which Tenant has received written notice.

28.           Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, customers, invitees and guests.

EXHIBIT B - PAGE 2

29.           Landlord reserves the right to charge as Additional Rent to Tenant, any extra costs incurred by Landlord as a result of Tenant's violation of these Rules and Regulations.

EXHIBIT B - PAGE 3

EXHIBIT C

IMPROVEMENT OF THE PREMISES

1.             AS-IS LEASE.  Except as otherwise specifically provided in the Lease of which this Exhibit C is a part, the lease of the Premises (including, without limitation, HVAC, fire/life safety and other utility and mechanical systems within the Premises) by Tenant pursuant hereto shall be on an entirely "as is" basis.  Tenant hereby acknowledges (a) that it has been advised to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical systems, environmental aspects, seismic and earthquake requirements, and compliance with the Americans with Disabilities Act and applicable zoning, municipal, county, state and federal laws, ordinances and regulations and any covenants or restrictions of record (collectively, “Applicable Laws”) and the present and future suitability of the Premises for Tenant’s intended use; (b) that Tenant has made such investigation as it deems necessary with reference to such matters, is satisfied with reference thereto, and assumes all responsibility therefore as the same relate to Tenant's occupancy of the Premises and/or the terms of this Lease; and (c) that neither Landlord, nor any of Landlord's agents, has made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease. Notwithstanding the foregoing, .  Landlord warrants and represents that, as of the Commencement Date, the Premises (including but not limited to the electrical and HVAC systems) will comply with all Laws and shall systems be in proper working order.

2.             LANDLORD’S WORK.  Notwithstanding the foregoing provisions, Landlord shall, at Landlord’s sole cost and expense, perform the work to the Premises set forth on Exhibit “C-1” (“Landlord’s Work”), using Building standard finishes.  Tenant shall be permitted to select the color of said finished from among those used by Landlord.  Landlord warrants and represents that, as of the Commencement Date, the Premises (including but not limited to the electrical and HVAC systems) will comply with all Laws and shall systems be in proper working order.

3.           TENANT’S EARLY POSSESSION.  Landlord shall use commercially reasonable efforts to permit Tenant occupancy during a twenty-one (21) day period prior to the substantial completion of Landlord’s Work for the purposes of permitting Tenant to install its wiring, cabling, furniture, fixtures and equipment. If Tenant totally or partially occupies the Premises prior to the substantial completion of Landlord’s Work, Tenant shall use its best efforts to avoid interfering with the Landlord’s Work. Tenant hereby waives any claim for damages for any injury to person or property, or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss in, upon and about the Premises or the Project arising out of Landlord’s Work.  The performance of the Landlord’s Work shall not be construed or deemed to be a forcible or unlawful entry into the Premises, or an eviction of Tenant from the Premises or any portion thereof.

4.           BENEFICIAL OCCUPANCY.  Landlord anticipates that it will be able to substantially complete Landlord’s Work by April 15, 2010.  Subject to the provisions of this Section, Tenant shall be entitled to occupy the Premises from the date of substantial completion of Landlord’s Work to the Commencement Date (“Beneficial Occupancy Period”) and shall have no obligation to pay Monthly Base Rent or Parking charges during the Beneficial Occupancy Period.  However, Tenant shall be obligated to pay Landlord, as additional Rent,  the monthly amount of $0.36 per Rental Square Feet of space occupied during the Beneficial Occupancy Period for Tenant’s direct share of cleaning expenses and utilities.

Notwithstanding the foregoing, Landlord and Tenant acknowledge that Suite 345 is presently occupied by a tenant upon a lease which will expire February 28, 2010.  Landlord shall use commercially reasonable efforts to obtain possession of Suite 345 prior to February 28, 2010.  In the event that Landlord is able to obtain possession of Suite 345 prior to February 28, 2010, and is therefore able to substantially complete Landlord’s Work prior to April 15, 2010, Tenant shall pay Landlord the Rent due under the existing tenant’s lease for the period of time from the date Landlord obtains possession of Suite 345 through February 28, 2010.

EXHIBIT B - PAGE 4

EXHIBIT C-1

SCOPE OF WORK

DEMOLITION
•	Demolish approximately115 LF of wall, per plan.
•	Demolish cabinets at existing kitchen.
•	Remove all existing carpet & base from suite.

MILLWORK
•	Fabricate/install 4’ long counter extension at Kitchen.
•	Fabricate/install wood transaction top at new pass-thru window.
•	Provide “sink cabinet” with counter at bathroom.

DOORS/FRAMES/HARDWARE
•	Demo eight (8) door assemblies during Demo phase.
•	Reinstall five (5) door assemblies per new office layout.
•	Provide/install sidelite frame (matching door frames) @ Conference Room.
•	Provide/install “restroom equipment” at Private Restroom (soap dispenser, toilet paper holder, and towel bar). TP holder / towel bar assumed to be standard polished chrome finish.

GLASS & GLAZING
•	Fabricate/install two (2) new “storefront” type doors to Patio.
•	Provide/install glass (1/8” thick) @ Conference Room sidelite.
•	Provide/install sliding glass panels at new pass-thru window.
•	Provide/install frameless, 24” X 36” mirror at Private Restroom.

DRYWALL
•	Construct approximately 120 LF of new under-grid wall, per plan.
•	Cut / frame opening for new pass-thru window.
•	Construct hard lid ceiling at new Private Restroom.

ACOUSTIC CEILINGS
•	Repair ceiling grid as needed where wall are demolished.
•	Replace any damaged/dirty ceiling tiles.

CARPET/BASE/VCT
•	Install building standard carpet & base at all areas excepting Kitchen, Phone Room, Storage & Restroom.
•	Install building standard VCT & base at Kitchen, Phone Room & Storage Room.
•	Install ceramic tile ($14.00/SF allowance for material + labor) with matching base at Private Restroom. NOTE: Floor tile only – no ceramic on walls.

PAINT
•	Paint all walls throughout the suite, using one (1) building standard color, two coats, flat finish.
•	Paint hard lid ceiling @ Private Restroom.

APPLIANCES
•	Provide one (1) dishwasher, color to be black, white or bisque ($ 500.00 allowance).

WINDOW TREATMENTS
•	Add / replace blinds as needed per new wall layouts, replace any missing / damaged wands, valences, etc.

PLUMBING
•	Demo plumbing at existing Kitchen.
•	Provide rough & finish plumbing at new Private Restroom (including a
$ 600.00 allowance for purchase of sink / toilet).

HVAC
•	Relocate diffusers, thermostats as needed to accommodate new wall layout.
•	Install new ductwork, supply diffuser for Private Restroom.
•	At Private Restroom, install exhaust air grille and associated ductwork to exhaust shaft.
•	Perform air balance of entire suite.

ELECTRICAL / LIGHT FIXTURES
•	Perform electrical “safe off” at all walls to be demolished.
•	Install new electrical outlets per plan, including one (1) separate circuit outlet for a copier and a “GFI” outlet in the Restroom.
•	Modify existing electrical “chase” at curtain wall to accommodate new walls.

EXHIBIT B - PAGE 5

•	Provide two (2) new floor outlets (Conference Room + Corner Office).
•	Relocate existing 2X4s as needed to accommodate new wall layout.
•	Purchase/install four (4) new 2X4s at Area 345 (Open Area).
•	Relocate existing downlights in Suite 345 space to Conference Room & Corner Office (338).
•	Provide power to new dishwasher, exhaust fan in Restroom.

EXHIBIT B - PAGE 6

OFFICE LEASE

by and between

THE TERRACES,

a California limited partnership,

Landlord

and

TIX CORPORATION,

a Delaware corporation

Tenant

12711 Ventura Boulevard, Suite 340
Studio City, California

DATE:  March 3, 2010

EXHIBIT B - PAGE 7

TABLE OF CONTENTS

1.	TERMS AND DEFINITIONS.	1

2.	PREMISES LEASED.	2

3.	TERM; OPTION TO EXTEND	2

4.	DELIVERY OF POSSESSION	3

5.	RENT; SECURITY DEPOSIT	3

6.	OPERATING AND TAX EXPENSES	4

7.	USE	7

8.	TAXES ON TENANT'S PROPERTY.	8

9.	CONDITION OF PREMISES.	8

10.	ALTERATIONS	8

11.	REPAIRS	9

12.	LIENS.	10

13.	ENTRY BY LANDLORD.	10

14.	UTILITIES AND SERVICES	10

15.	INDEMNIFICATION.	11

16.	DAMAGE TO TENANT'S PROPERTY AND WAIVER.	11

17.	INSURANCE	12

18.	DAMAGE OR DESTRUCTION	13

19.	EMINENT DOMAIN	14

20.	ASSIGNMENT AND SUBLETTING	14

21.	DEFAULT BY TENANT	16

22.	DEFAULT BY LANDLORD	17

23.	SUBORDINATION.	18

24.	ESTOPPEL CERTIFICATE	18

25.	DEFINITION OF LANDLORD.	18

26.	PARKING	18

27.	SIGNAGE.	19

28.	NOTICES.	19

29.	HOLDING OVER.	19

30.	QUIET ENJOYMENT.	19

31.	BROKERS.	20

32.	RIGHT OF FIRST OFFER	20

33.	MISCELLANEOUS	21

Exhibits:
Exhibit A - Floor Plan Showing Outline of Premises
Exhibit B - Rules and Regulations
Exhibit C - Improvement of the Premises
Exhibit C-1 Scope of Work

i